PROSPECTUS SUPPLEMENT
(to Prospectus dated March 17, 2010)

1,675,000 Shares

TELESTONE TECHNOLOGIES CORPORATION

Common Stock

$12.00 per share

We are offering 1,675,000 shares of our common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TSTC.” On November 22, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market was $14.96.

This investment involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009.

	Per Share	Total
Public offering price	$12.00	$20,100,000
Underwriting discounts and commissions	$0.72	$1,206,000
Offering price and proceeds, before expenses, to Telestone Technologies Corporation	$11.28	$18,894,000

We have granted the underwriters a 30-day option to purchase up to an additional 251,250 shares of our common stock at the public offering price from us to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $1,386,900, and our gross proceeds, before expenses, will be $21,728,100.

The underwriters expect to deliver the shares of our common stock on or about November 30, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

JMP Securities

The date of this prospectus supplement is November 24, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated therein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any document incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since these dates.

Unless otherwise mentioned or the context requires otherwise, all references in this prospectus supplement to “Telestone,” “the Company,” “we,” “us,” “our” or similar references mean Telestone Technologies Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Many statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated or deemed to be incorporated by reference herein or therein relating to a particular offering of securities are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Such forward-looking statements reflect our current expectations and views of future events. We generally identify forward-looking statements by words such as “anticipate,” “believe,” “expect,” “can,” “continue,” “could,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “should” or “will” or the negative of these terms or other comparable terminology but the absence of these words or comparable terminology does not necessarily mean that a statement is not forward-looking. These statements are only predictions based upon our management’s current intentions, expectations and assumptions, some of which are based upon estimates, data and other information from third party sources and may be subject to revision. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Uncertainties and other factors, including the risks outlined in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include, without limitation, the following:

•	our ability to enter into and renew key corporate and strategic relationships with our customers, suppliers and manufacturers;

•	the availability, cost and quality of products from our suppliers incorporated into our customized module design solutions;

•	changes in end-user demand for the products and services offered manufactured and sold by our customers;

•	general and cyclical economic and business conditions, domestic or foreign, and, in particular, those in China’s mobile handset, telecom equipment and digital media industries;

•	our ability to collect on our accounts receivable in a timely manner;

•	the rate of introduction of new products or services by our customers;

•	changes in our pricing policies or the pricing policies of our competitors or suppliers;

•	the success of our new engineering services business;

•	our ability to compete effectively with our current and future competitors;

•	our ability to manage our growth effectively, including possible growth internationally and through strategic alliances and acquisitions;

•	our ability to enter into and renew key corporate and strategic relationships with our customers and suppliers;

•	our implementation of stock-based compensation plans;

•
changes in the favorable tax incentives enjoyed by our PRC operating companies as well as how recent changes in PRC enterprise income tax laws generally will be interpreted and enforced by the PRC tax authorities;

•	foreign currency exchange rates fluctuations;

•	adverse changes in the securities markets; and

•	legislative or regulatory changes in China.

Developments in any of these areas, which are more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein could cause our results to differ materially from results that have been or may be projected by or on our behalf.

We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations are as of the date this prospectus supplement, and we do not intend to update any of the forward-looking statements to conform these statements to actual results, unless required by law. You should, however, review the factors and risks we describe in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and in the reports we file from time to time with the Securities and Exchange Commission, or the SEC, after the date of this prospectus supplement. For additional details, please see “Where You Can Find More Information.”

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary together with the more detailed information concerning us, the common stock being sold in this offering and our financial statements appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, you should read the rest of this prospectus supplement and the accompanying prospectus, including all documents incorporated by reference, before you invest in our common stock. Read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks described under “Risk Factors” and the financial statements and related notes, before making an investment decision.

Our Company

We are a leading supplier of local access network solutions for communications networks in China. We design, engineer and sell RF-based local access network solutions for indoor and outdoor wireless coverage, IP-based products for Internet access, and unified local access network, or ULAN, solutions based on our Wireless and Fiber-Optics Distribution System, or WFDS, technology.  Our local access network solutions integrate and enhance communication coverage and improve the signal quality of reception for wireless, Internet, wireline, cable television and other end user applications.  These solutions are used in a variety of indoor and outdoor environments, such as hotels, residential estates, office buildings, airports, exhibition centers, underground stations, highways, tunnels and rural areas.  As part of our comprehensive network solution, we provide professional services, including upfront system design, implementation and network maintenance.  Our primary customers are China Mobile, China Unicom and China Telecom, or the Big 3, and commercial and residential property owners in China.  We have 30 branches throughout China and six international sales offices.  We believe our solutions offer a compelling value proposition to our customers as our solutions offer lower costs of ownership and increase overall efficiency.

With our industry-leading technologies, close relationships with the Big 3 and strong management team, we believe that we will continue to demonstrate strong growth in the future as we have done historically.

We carry on our business through our indirect wholly-owned operating subsidiary in the PRC, Beijing Telestone Technologies Co., Ltd. (“Beijing Telestone”), and our variable interest entity (“VIE”), Beijing Telestone Wireless Telecommunication Company Limited (“BTWTC”) and its subsidiaries Shandong Guolian Telecommunication Technology Limited (“Guolian”), Pan-pacific Telecommunication Company Limited (“Pan-pacific”), and Beijing Telestone Communication Technology Corp. Ltd. (“BTCTC”).

Our Competitive Strengths

We believe the following competitive strengths enable us to compete effectively and to capitalize on growth opportunities in our markets:

Leading Local Access Network Solution Provider Poised to Benefit from Chinese Government Initiatives

As an innovative local access network solution provider, we are uniquely positioned to benefit from the various Chinese government-sponsored initiatives.  In addition, we maintain good relations with the Ministry of Science and Technology, the Ministry of Industry and Information Technology, the Beijing municipal government and the Administrative Committee of Z-Park.  These relationships provide us with timely information regarding opportunities to receive financing support, research and development reimbursement, and tax incentives, thereby enabling us to plan our activities timely.  We intend to leverage our existing government support to build our technology leadership position and to continue to pioneer industry firsts.

State-of-the-Art Unified Local Access Network WFDS Solution

We believe our industry leading WFDS solution is the only commercially available solution that is fully compatible with the Big 3’s respective technology requirements and can offer integrated services in a single platform.  Our WFDS systems can be deployed in various types of properties.  We currently have received 60 patents for WFDS, and have an additional 40 filed patent applications for WFDS under review.  In September 2009, WFDS technology successfully passed all United States Federal Communications Commission, or FCC, testing procedures.  The FCC certification will not only apply to the U.S. market, but also to our WFDS products in Central and South America.  We expect to gain significant traction in the indoor wireless coverage market through our first mover advantage.

Leading Research and Development Capabilities

We have leading research and development capabilities in China, and we have won awards from the Ministry of Science and Technology.  We have more than 60 research and development specialists of which over 40% have at least a master’s degree.  Our research and development staff includes specialists in RF and WFDS technology. These employees are comparatively difficult to recruit and we believe our experienced staff provides us with a competitive advantage.  Our research and development laboratory has state-of-the-art equipment intended to give our personnel the tools to make significant advances in wireless coverage technologies.  In addition, we provide our employees with continuing education administered through internal programs.

Long-Term, Established Customer Relationships

We have maintained long-term relationships with the Big 3 as customers for thirteen years.  Given the conservative nature of the Big 3, we believe that our long-term relationship with them provides us with a competitive advantage over new entrants or less mature Chinese companies in selling wireless infrastructure in China.  Additionally, with the significant ownership the Chinese government has over the Big 3 and the protected nature of the wireless equipment infrastructure market in China, we believe that it would be difficult for international competitors to gain traction with the Big 3.

Extensive Branch Network Providing Strong Sales Network and Customer Service

We employ a group of experienced and technologically savvy sales and marketing staff in China.  Selling local access network solutions is a relationship driven business and therefore requires extensive touch points.  As our business is based on a direct sales model, and covers a broad and diverse customer base, we have 30 branches across all but one province in China.  Through this branch network, we have a strong sales effort and can deliver timely customer service.

Experienced Management Team with a Proven Track Record

Our management team has a track record of success at both public and private companies, including extensive experience within the Chinese wireless communications market.  Mr. Daqing Han, our founder, Chairman and President, has extensive knowledge of the telecommunications industry in China through over 25 years of experience.  Mr. Han and most of our senior management have worked together as a team for over 13 years and have successfully built our business and increased revenue from $21.7 million in 2006 to $71.0 million in 2009.

Our Growth Strategy

Our strategic focus is to build on our position as a leading provider of local access network solutions in China and to increase our international market presence.  Key elements of our growth strategy include:

Increase Market Share in China

We have uniquely positioned ourselves to be a major benefactor of various Chinese government-sponsored initiatives.  We have built trust and earned validation from the Big 3 and from the Chinese government, which continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  We plan on leveraging our industry-leading local access network solutions, our track record of successful deployment of our solutions in projects in various geographical regions in China, and our strong relationships to increase our market share in China.

Leverage First Mover Advantage for WFDS

The Chinese government recently issued a directive to integrate 2G and 3G wireless signal coverage, Internet, TV and radio, and voice and data services into a single platform.  To help encourage the integration, the Chinese government has committed to provide financial incentives in order to increase competition and meet its projected timetable, which is expected to be completed over the next five years.  We believe our WFDS product is currently the only solution in the market that can deliver an integrated service.

Continue to Explore and Capitalize on WFDS Leasing Model

We have recently pioneered a new WFDS leasing model.  As opposed to selling our WFDS equipment to carriers, we are testing a leasing model in which we maintain ownership of the equipment installed on the property premise.  The Big 3 pays us a monthly fee to “lease” bandwidth on the WFDS solution in order to deliver integrated services to the property tenants.  We would in turn share a portion of the monthly leasing fee with the property owners in return for them providing us with space on the property to install our equipment.  The Big 3 benefit as well as they will no longer need to pay upfront for the equipment.

The leasing model would not only provide a steady revenue stream, it would also yield higher gross margins, and we expect it will be attractive to property owners and the Big 3.

Extend Our Research and Development Leadership and Product Development

We plan to continue to invest in research and development and product development for our solutions to enhance our leadership position for unified local access network solutions. We have a dedicated team of over 60 research and development specialists to continue the development of solutions and we expect to maintain meaningful investments in research and development on a going-forward basis.

Seek Selective Acquisitions and Strategic Investments

We have in-depth knowledge of smaller equipment vendors or solutions providers in the Chinese local access network market.  We may selectively acquire smaller participants in the sector to expand our product offering or market presence.  Potential targets are companies that have strong traction with the Big 3 in their local markets or have technologies to bolster our product offering.

Strengthen International Market Presence

We intend to increase our international presence over the next few years.  We have already established partnerships with, and will continue to find and train value-added resellers and systems integrators in international markets to sell our solutions.  We currently have six sales offices outside of China and intend to increase this number in the near-term.  While we currently generate less than 5% of our revenue from sources outside of China, we expect the international market, especially the U.S., will represent a significant growth opportunity for us in the future.

Recent Developments

On November 22, 2010, Beijing Telestone signed new VIE agreements with BTWTC to replace the existing agreement.  Various regulations in China currently restrict or prevent foreign-invested entities from engaging in certain sectors. Because of these restrictions, certain of our operations in the PRC, namely the wireless telecommunication networking and system integration businesses, are conducted through our VIE, BTWTC, a PRC company that is owned by PRC citizens, but which is effectively controlled by our subsidiary, Beijing Telestone, through a series of contractual arrangements. These contracts are summarized below.

Exclusive Business Cooperation Agreement

Under the Exclusive Business Cooperation Agreement between Beijing Telestone, BTWTC, and the shareholders of BTWTC (the “VIE Shareholders”), Beijing Telestone provides technical and consulting services to the VIE in exchange for service fees of a certain percentage of the VIE’s operational income. During the term of the agreement, the VIE may not contract with any other party to provide services that are the same or similar to the services to be provided by Beijing Telestone pursuant to the agreement.

Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreement, the VIE Shareholders, who collectively own 100% of the equity interest in the VIE, granted Beijing Telestone an exclusive, irrevocable option to purchase all or part of their equity interests in the VIE, exercisable at any time and from time to time, to the extent permitted under PRC law. In addition, the VIE granted Beijing Telestone an exclusive, irrevocable option to purchase all or part of its assets to the extent permitted under PRC law. The purchase price of the equity interest will be the lowest price permitted under PRC law, and in the event any transfer occurs, the VIE Shareholders or the VIE will pay to Beijing Telestone any after-tax consideration or profits accrued from the consideration of such transfer.

Equity Pledge Agreement

The VIE Shareholders have pledged their entire equity interest in the VIE to Beijing Telestone pursuant to the Equity Pledge Agreement. The equity interests are pledged as collateral to secure the obligations of the VIE and the VIE Shareholders under the Exclusive Business Cooperation Agreement, the Exclusive Purchase Option Agreement and the Loan Agreement.

Loan Agreement

Pursuant to the Loan Agreement, the VIE Shareholders confirmed that they had borrowed an aggregate of RMB 10,000,000, the amount Messrs. Han Daqing and Luo Zhengbin provided in capital contribution to the VIE pursuant to a Proxy Agreement dated June 12, 2005, from Beijing Telestone in an interest free loan.  The loan will be repaid upon receipt of written notice from Beijing Telestone to the VIE, and the terms of repayment will be based equity or asset transfers in accordance with the provisions of the Exclusive Purchase Option Agreement.

Corporate Information

Set forth below is a chart exhibiting our current corporate structure:

Our principal executive offices are located at Floor 10, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District,  Beijing, People’s Republic of China 100040.  Our telephone number is +86-10-6860-8335.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of our common stock being offered in this offering, see “Description of Share Capital” in the accompanying prospectus.

Common stock offered(1)	1,675,000 shares of common stock

Common stock outstanding after this offering(1)	12,233,264 shares of common stock(1)

Option to purchase additional shares of common stock	We have granted the underwriters a 30-day option to purchase, from time to time, up to an additional 251,250 shares of our common stock at the public offering price to cover over-allotments, if any.

Public offering price	$12.00 per share

Use of proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and before offering expenses payable by us, will be approximately $18.9 million. We intend to use the net proceeds from this offering for the construction and set up of a manufacturing and research and development center, mergers and acquisitions and other working capital requirements. See “Use of Proceeds” on page S-28 of this prospectus supplement.

NASDAQ Global Select Market symbol	TSTC

Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 4 of the accompanying prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009.

Lock-up
We, our directors and officers, have agreed with the underwriters to a lock-up of shares beneficially owned by them for a period of 90 days after the date of this prospectus  supplement. See “Underwriting” section on page S-31.

(1)   Based on the number of shares outstanding as of November 22, 2010, excluding 125,666 shares of common stock issuable upon exercise of the Company’s warrants and shares underlying the underwriters’ over-allotment option.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus supplement and accompanying prospectus, and in our other filings with the SEC before purchasing any of our securities. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occur, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy our securities.

In addition to other matters identified or described by us from time to time in filings with the SEC, there are a number of important factors that could cause our future results to differ materially from historical results or trends, results anticipated or planned by us, or results that are reflected from time to time in any forward-looking statement. Some of these important factors include the following:

RISKS RELATED TO OUR BUSINESS AND OPERATIONS

We rely on a small number of significant customers.

Our success depends substantially upon retaining our significant clients, such as China Unicom, China Mobile and China Telecom. We cannot guarantee that we will be able to retain long-term relationships or secure renewals of short-term relationships with our significant clients in the future. If we were to lose such customers, it is unclear if we would be able to replace them or how long it would take to do so. Accordingly, our revenues and profitability would be negatively impacted.

We typically enter into contracts with individual local affiliates of our major customers and treat these local affiliates as separate customers. Although it has been our business practice to interact with each local affiliate individually, they are under the common control of their parent company. Procurement decisions for equipment are now made by the parent company and its local affiliates through a centralized bidding process, which has led to intensified industry-wide pricing pressure.

During the ordinary course of our business, we also experience delays in payments from China Unicom, China Mobile and China Telecom. As explained in the next risk factor, these delays are largely due to our limited bargaining leverage and the resulting lack of a specific timetable in our sale and purchase contracts to require our customers to issue completion certificates and to perform preliminary inspections, which are pre-conditions to their initiation of payments. Despite our constant attempts, we have not been able to significantly change this prevalent practice in our industry due to our limited bargaining leverage, and we expect this practice to continue in coming periods.

Because we have limited bargaining leverage with China Unicom, China Mobile and China Telecom, some contractual terms and market practices are materially adverse to our interests.

China Unicom, China Mobile and China Telecom, or the Big 3, award contracts through competitive bidding. As China Unicom and China Mobile were the two major licensed wireless operators in China prior to the industry restructuring which was completed in 2008 and even after the restructuring they remain major industry participants, we have limited negotiating leverage with these key clients in the bidding process. As a result, many proposed contractual terms and market practices subject to bidding are materially adverse to our interest. For example, most of our contracts, in the form contained in the bidding materials, do not specify a timetable for our customers to perform the inspection of products we install. This affects our revenues as the inspection by our wireless operator customers is a condition to our recognition of service revenue.  Any worsening of these terms and conditions could have a material adverse effect on our liquidity and cash flows from operations.

We have long accounts receivable cycles and long collection periods, and our liquidity and cash flows from operations will deteriorate if our accounts receivable cycles or collection periods continue to lengthen.

As is customary in our industry in China, we experience relatively long accounts receivable cycles and long collection periods of up to approximately 358 days in 2009.  These extended accounts receivable cycles and collection periods may adversely affect our cash flow and our ability to fund our operations from operating cash flow.  In addition, if our customers experience sales slowdowns or other adverse effects to their business, they may not make payment in a timely fashion, despite our extended accounts receivable cycles and long collection periods.  Failure of our customers to pay us in a timely manner would negatively affect our working capital, which would in turn adversely affect our cash flow, revenues and operating results in subsequent periods.

We have not entered into any long term contracts with our customers.

All of our agreements with our customers are for short term projects or sales of equipment. While we believe that our significant relationships with the Big 3 will likely provide additional sales agreements in the future, none of our customers are contractually bound to purchase any products or services from us in the future. If our customers do not continue to purchase products or services from us in the future, our business, financial condition and results of operations could be adversely affected.

We depend on a limited number of suppliers.

We rely on certain third-party suppliers to provide us various pieces of telecommunications equipment. If we were to lose our relationship with those suppliers, we may experience difficulties finding a suitable replacement for our equipment needs, and our business and operations could be adversely affected.  In addition, if any of our major suppliers fails to deliver our required materials in time for our production, and we are unable to find the required materials from other suppliers in a timely manner and on acceptable terms, there will be a delay in our provision of products and services to our customers. Such delays would damage our relationship with our customers and may materially and adversely affect our business operations.

We utilize a third party production center for the manufacture of the products we sell to our customers. Although we are parties to a memorandum of cooperation regarding such manufacturing arrangement, we cannot be assured that such cooperation will continue indefinitely. Should we be required to utilize a different source for our manufactured products our costs could be adversely affected. We hire third parties to carry out some of the initial installation of our wireless coverage products.  We are liable for the failure or inadequacy of their services. If their performance is inadequate, we will liable for any remedial measures.  We may also be vulnerable to the loss and unavailability of their services.

If the wireless communication sector in China does not maintain its current pace of growth, or if the telecommunications operators reduce their investments for network coverage in the near future, the profitability and future prospects of our business and our liquidity could be materially and adversely affected.

We generate most of our revenues from the provision of wireless coverage products and services to telecommunications operators in China. Our future success depends on the continued growth of the PRC wireless communication industry. Any slowdown in the development of the wireless communication industry in China or reduction in our customers’ expenditure on wireless coverage products and services may reduce market demand for our products and services.  3G network deployment requires significant capital investment by PRC telecommunications operators, including investments in wireless coverage products and services and RF parts and components. Therefore, we believe that issuance of 3G licenses will in general have a positive impact on the growth of our business. Although telecommunications operators have been increasing their capital expenditure for 3G network construction in China, it is uncertain how long this investment trend would continue, and any reduction of the capital expenditure for 3G network development will negatively impact our business growth and liquidity.

We historically recognized significantly lower revenues in the first quarter, which sometimes resulted in net losses in the first quarter, and our revenues may fluctuate significantly from quarter to quarter in the future, resulting in quarterly net losses.

Our customers typically set their annual budgets at the beginning for each year. Once the annual budget is set, the customers will commence the bidding process for specific projects. As a result, the amount of revenues we could recognize is typically lower during the earlier part of the year, especially during the first quarter. In addition, for our standalone service contracts and bundled sale contracts, our customers generally use the same team to manage different aspects of a project, including bidding, contracting and payment. Their work is performed in accordance with their internal annual and semi-annual project management process. As a result, our customers prefer to perform completion and preliminary inspections and sign contracts for each batch of installed projects at the same time. Under our revenue recognition policies, we recognize revenue after we receive the preliminary inspection certificate for our standalone service contracts and for the portion attributable to the provision of integrated services for our bundled sale contracts. Accordingly, we typically recognize higher levels of revenue during the second and third quarter than that of the first quarter, because more wireless coverage products are installed and inspected, and for which completion and preliminary inspection certificates are issued, during the second and the third quarter. During the fourth quarter, especially in December, our major customers, being public companies and influenced by their semi-annual reporting obligations, usually perform completion and preliminary inspections, issue completion and preliminary inspection certificates and sign contracts for a majority of our standalone service contracts and bundled sale contracts. Therefore, we typically recognize the highest level of revenue during the fourth quarter. Nevertheless, as we recognize our revenue from the sale of equipment when delivery has occurred and the customer has signed a contract with us and issued a delivery certificate to us under our standalone equipment contracts, our increased sales of equipment on a standalone basis following the implementation of the centralized billing process has slightly reduced the effect of seasonality on our business.

Whether we continue to have fluctuations in revenues, gross profit margins and earnings in the future will depend largely upon our customers, over which we have very little control. Past quarterly results, therefore, may not provide an accurate indication of future performance or fluctuation. Such fluctuation may have an adverse effect on our liquidity and financial condition.

We may fail to offer products that meet industry standards or our customers’ specific requirements, and as a result we may lose customers or orders or incur significant warranty or other costs, and our revenue growth may be materially and adversely affected.

The development of our products is based upon a complex technology, and requires significant time and expertise in order to meet industry standards and customers’ specifications. Our customers often have their own sets of standards and criteria relating to their requirements for wireless coverage products, including standards and criteria issued by the relevant governmental authorities. We must satisfy these standards and criteria in order to be eligible to supply our products and services to those customers. If we are unable to continue to meet these standards and criteria, we may become ineligible to provide our products and services that have in the past generated most of our revenues and profitability. Furthermore, quality and performance problems could damage our reputation and our relationships with existing and prospective customers and could have a material and adverse effect on our revenue growth.

We customarily provide our customers with one to three years of warranty protection, under which we agree to repair or replace defectively installed wireless coverage products at no additional cost to our customers. Our contracts generally do not contain disclaimers or limitations on product liabilities for special, consequential and incidental damages, nor do we typically cap the amounts our customers may recover for damages. In addition, we do not currently maintain any insurance for product liability or warranty claims. Our failure to offer products and services that meet our customers’ specific requirements could give rise to substantial liabilities under our warranties and otherwise.

Our research and development efforts may not lead to successful development of commercially viable or acceptable products, which could cause a decline in customer use of our products.

The markets in which we compete are characterized by:

• Rapidly changing technology;

• Evolving industry standards and transmission protocols;

• Frequent improvements in products and services; and

• Intense competition from well-funded and technologically advanced companies.

To succeed, we must continually improve our current products and develop and introduce new or enhanced products that adequately address the requirements of our customers and are competitive in terms of functionality, performance, quality and price. We expend considerable efforts in the development of new and enhanced RF technology, WFDS technology and in their commercial applications, including the development of 3G products and base station RF components. Although we have successfully developed products that meet customers’ requirements in the past, there is no assurance that any of our research and development efforts will necessarily lead to any new or enhanced products or generate sufficient market share to justify commercialization. For example, 3G is a new and evolving technology. Our research and development efforts may not yield new wireless coverage products that are readily deployable in 3G networks and that our customers may not be satisfied with the performance of our 3G coverage products. Under those circumstances, we will not be able to recoup our research and development costs and expenses, we may not be able to serve our customers’ 3G needs, and customers may refuse to use our products.

We face intense competition.

The market for access network solutions services is intensely competitive in the People’s Republic of China and is characterized by rapid technological advancement, frequent development of new products, evolving industry standards and a downward pricing trend over the life cycle of a product. There are numerous other access network service providers with which we compete for business. There are low barriers to entry for new competitors in our market and our business may experience a negative impact as a result of increased competition. In addition, our existing or potential competitors may in the future achieve greater market acceptance and gain additional market share or may develop new technology that may make our product less competitive, which in turn could reduce our revenues and operations.

We depend on key personnel for the success of our business.

Our business may be severely disrupted if we lose the services of our key executives and employees or fail to add new senior and middle managers to our management. Our future success is heavily dependent upon the continued service of our key executives, particularly Han Daqing, our Chief Executive Officer and President, Yu Xiaoli, our Chief Financial Officer and Yong Shiqin, our Chief Operating Officer. Our future success is also dependent upon our ability to attract and retain qualified senior and middle managers to our management team. If one or more of our current or future key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we could lose customers and suppliers and incur additional expenses to recruit and train personnel. Each of our executive officers has entered into an employment agreement with us.

We also rely on a number of key technology staff for the operation of our Company. The wireless coverage industry is characterized by a high level of employee mobility. Competition in China for experienced RF technology experts is intense. There are few senior-level research and development or technical personnel available for hire as the costs of hiring and retaining such individuals are high, and such personnel may not remain with us once hired. If we are unable to successfully attract or retain senior-level research and development employees, our ability to develop new technologies and products and to effectively conduct our operations could be compromised and our ability to carry on our research and development and other efforts could be materially and adversely affected.

Rapid growth and a rapidly changing operating environment may strain our limited resources.

We will need to increase our investment in our technology infrastructure, facilities and other areas of operations, in particular our product development, in order to facilitate our growth. If we are unable to manage our growth and expansion effectively, the quality of our products and services, and in turn, our customer support, could deteriorate and our business and results of operations may suffer. Our future success will depend on, among other things, our ability to:

• continue to develop through our research and development facilities new technologies acceptable to the PRC market;

• continue training, motivating and retaining our existing employees and attract and integrate new employees, including our senior management;

• develop and improve our operational, financial, accounting and other internal systems and controls; and

• maintain adequate controls and procedures to ensure that our periodic public disclosure under applicable laws, including U.S. securities laws, is complete and accurate.

Current economic conditions may adversely impact demand for our products, reduce access to credit and cause our customers and others with which we do business to suffer financial hardship, all of which could adversely impact our business, results of operations, financial condition and cash flows.

Our business, financial condition and results of operations have and may continue to be affected by various economic factors. The worldwide economy is undergoing a period of slowdown and the future economic environment may continue to be less favorable than that of recent years. This slowdown has, and could further lead to, reduced consumer and business spending in the foreseeable future, including by our customers. Reduced access to credit has and may continue to adversely affect the ability of consumers to purchase our products and system solutions. In addition, economic conditions, including decreased access to credit, may result in financial difficulties leading to restructurings, bankruptcies, liquidations and other unfavorable events for our customers, suppliers and other service providers. If such conditions continue or further deteriorate, our industry, business and results of operations may be severely impacted.

We have limited experience in operating outside mainland China, and failure to expand internationally may have an adverse effect on our business growth in the future.

Our future growth primarily depends on our ability to increase our market share domestically by effectively utilizing our competitive advantages. However, we also intend to increase our international presence and expand our customer base internationally. We currently have six sales offices outside of China. While we currently generate less than 5% of our revenue from overseas, we expect the international market, especially the U.S., will represent a significant growth opportunity for us in the future.  However, we have limited experience in operating outside mainland China or with foreign regulatory environments and market practices, and we may not be able to penetrate these international markets. Our failure to grow in international markets may have an adverse effect on our business growth in the future.

We may not be able to adequately protect our intellectual property, and we may be exposed to infringement claims by third parties.

We rely primarily on a combination of intellectual property laws and contractual restrictions to establish and protect our intellectual property rights. Monitoring unauthorized use of our information services is difficult and costly, and we cannot be certain that the steps we take will effectively prevent misappropriation of our technology and content. Our management may determine in the future to register for patents, copyrights, trademarks or trade secret protection if management determines that such protection would be beneficial and cost-effective.

From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources and may ultimately be unsuccessful. In addition, parties may initiate litigation against us for alleged infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology, content or license the infringed or similar technology or content on a timely basis, our business could suffer. Moreover, even if we are able to license the infringed or similar technology or content, license fees that we pay to licensors could be substantial or uneconomical.

We have limited business insurance coverage, and any significant product liability claim could have a material and adverse effect on our financial condition.

The insurance industry in the PRC is still at an early stage of development. We currently do not maintain any product liability insurance for our products and services, nor do we carry any business interruption insurance, third-party liability insurance for personal injuries, or environmental damage insurance for environmental emissions or accidents on our properties or relating to our operations. There is no assurance that there will not be any product liability claims against us in relation to our products. Furthermore, we cannot assure you that we will not experience any major accidents in the course of our operations, which may cause significant property or environmental damage or personal injuries. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

If we fail to develop and maintain an effective system of disclosure controls and internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in the integrity of our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide timely disclosure of material events affecting our business and reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Exchange Act to contain a report from management assessing the effectiveness of a company's internal control over financial reporting. Separately, under Section 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies are not required to include an attestation report of their auditors in annual reports.

The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. During the assessment of our internal controls over financial reporting for the year ended December 31, 2009, our management concluded that our disclosure controls and procedures were not effective due to control weaknesses and control deficiencies in our internal control over financial reporting, including the following:

• Our internal audit team is currently understaffed. In addition, the scope and effectiveness of the internal audit function have yet to be developed.

• Currently, not all of our financial and accounting staff are knowledgeable of U.S. GAAP accounting rules. Specifically, certain positions in our accounting and finance departments at our subsidiary level were staffed with individuals who primarily dealing with PRC financial reporting and do not currently have adequate knowledge, skills and training under U.S. GAAP.

• Our financial department has internal control policies and procedures that are not yet integrated with all of our operations.

• At present, we have a whistle blower channel via manager’s email and telephone, but no formal whistle blower policy.

Although we have developed certain remediation plans, which we anticipate will be completed during 2010, we cannot be certain that these measures we have undertaken will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources may be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we fail to execute our remediation plans, our stockholders and other potential investors may lose confidence in our business operations and the integrity of our financial statements, and may be discouraged from future investments in our company, which may delay or hinder any future business development or expansion plans if we are unable to raise funds in future financings, and our current stockholders may choose to dispose of the shares of common stock they own in our company, which could have a negative impact on our stock price. In the event we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements, which may also lead to a decline in our stock price.

After this offering, we expect that we likely will become an accelerated filer. Accordingly, we expect that we will be required to include an attestation report of our auditors in our annual report on Form 10-K for the fiscal year ending December 31, 2011. If and when we become subject to the auditor attestation requirements under Section 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.  In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading of our stock on the NASDAQ Select Global Market, ineligibility for listing on other national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption law.

Since we are a Delaware corporation and a public company in the United States, we are subject to the U.S. Foreign Corrupt Practices Act, or FCPA, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The PRC also strictly prohibits bribery of government officials. Our principal customers, the Big 3, are partially owned by the PRC government and our dealings with them are likely to be considered to be with government officials for purposes of these laws. We do not condone bribery on the part of our employees, agents, representatives and consultants. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates FCPA or other anti-corruption law, we might be held responsible. We could suffer severe penalties in that event. In addition, the U.S. government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or which we acquire. Non-U.S. companies, including some that may compete with us, are not subject to these prohibitions. If these competitors engage in these practices, they may receive preferential treatment from some companies to our disadvantage.

RISKS RELATED TO DOING BUSINESS IN CHINA

A downturn in the Chinese economy may slow down our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability will decrease if expenditures for wireless services decrease due to a downturn in the Chinese economy. In addition, increased penetration of wireless services in the less economically developed central and western provinces of the PRC will depend on those provinces achieving certain income levels, so that mobile phones and related services become affordable to a significant portion of the population.

Government regulation of the telecommunications industry may become more complex.

Government regulation of the telecommunications industry is highly complex. New regulations could increase our costs of doing business and prevent us from efficiently delivering our services. These regulations may stop or slow down the expansion of our user base and limit the access to our services.

Our ability to generate revenues could suffer if the Chinese market for access network solutions services does not develop as anticipated.

The wireless services market in the PRC has evolved rapidly over the last four years, with the introduction of new services, development of consumer preferences, market entry by new competitors and adaptation of strategies by existing competitors. We expect each of these trends to continue, and we must continue to adapt our strategy to successfully compete in our market.

In particular, we currently offer a wide range of access network solutions services for mobile phones using 2G technologies including GSM/CDMA/PHS/WLAN and are developing access network solutions for 3G mobile phones. There can be no assurance, however, that any of these 2G or 3G technologies and any services compatible with them will be accepted by consumers or promoted by the mobile operators. Accordingly, it is extremely difficult to accurately predict consumer acceptance and demand for various existing and potential new offerings and services, and the future size, composition and growth of this market.

Our ability to compete on a nationwide scale may be impaired due to state-owned competitors.

Although we believe our strongest competitors are other privately held Chinese companies, we face direct competition with telecommunications companies which are either state-owned or state-run. In certain circumstances, these state-owned competitors may receive preferential treatment, particularly in the awarding of governmental contracts.

The uncertain legal environment in China could limit the legal protections available to you.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not legally binding. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly and their interpretation and enforcement involves uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China, and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

Moreover, the enforceability of contracts in China, especially with governmental entities, is relatively uncertain. If counterparties repudiated our contracts or defaulted on their obligations, we might not have adequate remedies. Such uncertainties or inability to enforce our contracts could materially and adversely affect our revenues and earnings.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China.   Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.  The PRC economy differs from the economies of most developed countries in many respects, including:

• a higher level of government involvement;

• an early stage of development of the market-oriented sector of the economy;

• a rapid growth rate;

• a higher level of control over foreign exchange; and

• the control over the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Although these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in economic conditions or government policies in China could have a material adverse effect on the overall economic growth in China, which in turn could lead to a reduction in demand for our products and services and consequently have a material adverse effect on our business and prospects.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively or to pay dividends in U.S. dollars.

Because almost all of our future revenues may be in the form of RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside the PRC or to make dividend or other payments in U.S. dollars. Under current PRC laws and regulations, payments of current account items, including profit distributions, interest payments and operation-related expenditures, may be made in foreign currencies without prior approval from SAFE, but are subject to procedural requirements including presenting relevant documentary evidence of such transactions and conducting such transactions at designated foreign exchange banks within China that have the licenses to carry out foreign exchange business. Strict foreign exchange control continues to apply to capital account transactions. These transactions must be approved by or registered with SAFE, and repayment of loan principal, direct capital investment and investment in negotiable instruments are also subject to restrictions. We cannot assure you that we will be able to meet all of our foreign currency obligations or to remit profits out of China. If future changes in relevant regulations were to place restrictions on the ability of our PRC subsidiaries to remit dividend payments to us, our liquidity and ability to satisfy our third-party payment obligations, and our ability to distribute dividends, could be materially adversely affected. Further, restrictions on the convertibility of the Renminbi for capital account transactions could also affect the ability of our PRC subsidiaries to make investment overseas or to obtain foreign exchange funds through debt or equity financing, including by means of loans or capital contribution from us.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Cessation of the preferential treatment of income tax may have an adverse impact on our net income.

China passed a new PRC Enterprise Income Tax Law (the “EIT Law”) and its implementing rules, both of which became effective on January 1, 2008. The EIT Law imposes a unified enterprise income tax rate of25% on all domestic enterprises and foreign-invested enterprises unless they qualify under certain limited exceptions. Under the EIT Law and it implementing rules,  companies established before March 16, 2007 and had enjoyed preferential tax rates previously shall gradually become subject to the 25% rate over a five-year transition period, and enterprises that were established before March 16, 2007 and were eligible for preferential tax exemptions or reductions within the specified time under the then effective laws and regulations will continue to enjoy the original preferential tax exemptions or reductions until the expiration of the specified terms, except that the relevant exemption or reduction shall start from the year of 2008 if the first profitable year of the relevant enterprise is later than January 1, 2008. Certain qualified high-technology enterprises may still enjoy a preferential tax rate of 15%. Currently, our PRC subsidiaries, Beijing Telestone and BTWTC, are specified as “high-technology enterprises” are eligible for the preferential tax rate of 15. If its PRC subsidiaries cease to qualify as “high-technology enterprises,” our financial condition and results of operations could be materially and adversely affected.

We may be deemed as a PRC resident enterprise under the EIT Law and be subject us to PRC income tax for our global income and withholding income tax for any dividends we pay to our non-PRC shareholders on profits earned after January 1, 2008.

Under the EIT Law, enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” and will generally be subject to the uniform 25% enterprise income tax rate as to their global income. Under the Implementation Rules for the EIT Law, “de facto management bodies” is defined as the bodies that have material and overall management control over the business operations, personnel, accounts, and properties of the an enterprise. In April 2009, the PRC State Administration of Taxation (the “SAT”) promulgated a circular to clarify the criteria to determine whether the “de facto management bodies” are located within the PRC for enterprises incorporated overseas with controlling shareholders being PRC enterprises.

The EIT Law and its Implementation Rules are relatively new and ambiguities exist with respect to the interpretation of the provisions relating to resident enterprise issues. As substantially all of our management is currently based in China and may remain in China in the future, we may be treated as a PRC resident enterprise for PRC enterprise income tax purposes. If we are deemed as a PRC resident enterprise, we will be subject to PRC enterprise income tax at the rate of 25% on our worldwide income. In that case, however, dividend income we receive from our PRC subsidiaries may be exempt from PRC enterprise income tax because the EIT Law and its Implementation Rules generally provide that dividends received by a PRC resident enterprise from its directly invested entity that is also a PRC resident enterprise is exempt from enterprise income tax. However, as there is still uncertainty as to how the EIT Law and its Implementation Rules will be interpreted and implemented, we cannot assure you that we are eligible for such PRC enterprise income tax exemptions or reductions.

We are a holding company that relies heavily on dividend payments from our subsidiary for funding.

The PRC laws require that dividends be paid only out of the net profit calculated according to the generally accepted accounting principles in the PRC, which differ from the generally accepted accounting principles in other jurisdictions. The PRC laws also require foreign-invested or domestic-funded enterprises to set aside part of their net profit as statutory reserves. These statutory reserves are not available for distribution as cash dividends. As a result, our ability to pay dividends will be restricted by the prevailing PRC laws.

In addition, we are incorporated in Delaware and hold interests in our subsidiaries in the PRC through Success Million International Limited, a Hong Kong incorporated company. Under the EIT Law, if a foreign entity is deemed to be a “non-resident enterprise” as defined under the EIT Law and its Implementation Rules and (i) it has no establishment or premise in the PRC, or (ii) it has an establishment or premise in the PRC, but its income sourced within the PRC has no real connection with such establishment or premise, a withholding tax at the rate of 10% will be applicable to any dividends for earnings of its PRC subsidiaries accumulated since January 1, 2008 payable to the foreign entity, unless it is entitled to reduction or elimination of such tax, including by tax treaties or agreements. According to the double taxation avoidance arrangement between the PRC and Hong Kong, dividends paid by a foreign-invested enterprise, such as Beijing Telestone, in the PRC to its shareholder(s) incorporated in Hong Kong, such as Success Million International Limited, may be subject to withholding tax at a rate of 5% if the Hong Kong company directly holds 25% or more interest in the PRC enterprise. Under Circular 124 issued by the SAT on August 24, 2009 and effective on October 1, 2009, a non-resident enterprise needs to obtain approval from the competent local branch of the SAT in order to enjoy the preferential withholding tax rate on dividends under tax treaties. In addition, the SAT issued Circular 601 on October 27, 2009, which addresses which entities are treated as “beneficial owners” eligible for tax benefits under the tax treaties on dividends, interest and royalties. According to Circular 601, the PRC tax authorities must evaluate whether an applicant (income recipient) qualifies as a “beneficial owner” on a case-by-case basis based on the “substance over form” principle. It is possible, based on these principles, that the PRC tax authorities would not consider our Hong Kong subsidiary Success Million International Limited as the “beneficial owner” of any dividends paid from our PRC subsidiary Beijing Telestone and thus would deny the claim for the reduced rate of withholding tax. Under the current PRC tax law, this would result in dividends from Beijing Telestone to Success Million International Limited being subject to PRC withholding tax at a 10% rate instead of a 5% rate. This would negatively impact us and it would impact our ability to receive more net dividends.

Gains on the sales of our Shares by foreign investors and dividends on our Shares payable to foreign investors may become subject to PRC income taxes

Under the EIT Law and its Implementation Rules, any gain realized by “non-resident enterprises” is subject to 10% withholding tax to the extent such gain is sourced within the PRC and (i) such “nonresident enterprise” has no establishment or premise in the PRC, or (ii) it has an establishment or premise in the PRC, but its income sourced within the PRC has no real connection with such establishment or premise, unless otherwise exempted or reduced by tax treaties. The EIT Law and its Implementation Rules are relatively new and ambiguities exist with respect to the interpretation of the provisions relating to identification of PRC-sourced income. If we are recognized as a PRC resident enterprise under the EIT Law by the PRC tax authorities, we may be required to withhold PRC income tax on capital gains realized from sales of our Shares by and dividends distributed to our shareholders that are “non-resident enterprises,” as such income may be regarded as income from “sources within the PRC.” In such case, our foreign shareholders that are “non-resident enterprises” may become subject to a 10% withholding income tax under the EIT Law, unless any such foreign shareholder is qualified for a preferential withholding rate or tax exemption under a tax treaty or tax law.

Failure to comply with the SAFE regulations relating to the establishment of offshore special purpose companies by PRC residents may adversely affect our business operations.

In October 2005, SAFE issued a circular concerning foreign exchange regulations on investments by PRC residents in China through special purpose companies incorporated overseas, or the SAFE Circular No 75. The circular states that, if PRC residents use assets or equity interests in their domestic entities as capital contribution to establish offshore companies or inject assets or equity interests of their PRC entities into offshore companies to raise capital overseas, such PRC residents must register with local SAFE branches with respect to their overseas investments in offshore companies and must also file amendments to their registrations if their offshore companies experience material events, such as changes in share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations. The SAFE subsequently issued relevant guidance with respect to the operational process for the SAFE registration under the SAFE Circular No. 75, which standardized more specific and stringent supervision on the registration relating to the SAFE Circular No. 75 and imposed obligations on onshore subsidiaries of overseas special purpose companies to coordinate with and supervise the beneficial owners of such overseas special purpose companies who are PRC residents to complete the SAFE registration process. Mr. Han Daqing, a PRC resident and one of the beneficial owners of the Company, has not completed the relevant registration procedures pursuant to the SAFE Circular No. 75. Failure of our beneficial owners who are PRC residents to make their SAFE registrations or timely amend their SAFE registrations pursuant to the SAFE Circular No. 75 may subject the beneficial owners or our PRC subsidiaries to fines and legal sanctions, limit our PRC subsidiaries’ ability to distribute dividends, repay foreign loans or make other outbound payments, limit our ability to make capital contributions, or foreign exchange-denominated loans to our PRC subsidiaries or other inbound payments or otherwise adversely affect our business operations.

 Failure to comply with PRC regulations in respect of the registration of our PRC citizen employees’ shares or share options may subject such employees or us to fines and legal or administrative sanctions.

Pursuant to the Implementation Rules of the Administration Measure for Individual Foreign Exchange issued by SAFE on January 5, 2007 and Operation Rules on the Foreign Exchange Administration of the Participation of Domestic Individuals in Overseas Listed Companies’ Employee Stock Ownership Plans and Share Option Schemes issued by SAFE on March 28, 2007, PRC citizens who are granted shares or share options by an overseas listed company under its employee share option or share incentive plan are required, through the PRC subsidiary of such overseas listed company or other qualified PRC agents, to register with SAFE and complete certain other procedures related to the share option or other share incentive plan. Foreign exchange income from the sale of shares or dividends distributed by the overseas listed company may be remitted into a foreign currency account of such PRC citizen or be exchange into RMB. In addition, the overseas listed company or its PRC subsidiary or other qualified PRC agent is required to appoint an asset manager or administrator, appoint a custodian bank and open dedicated foreign currency accounts to handle transactions relating to the share option scheme or other share incentive plan. Our Company and its PRC citizen employees who will be granted share options will be subject to these rules. If our Company or our PRC citizen employees fail to comply with these rules in the future, our Company or our PRC citizen employees may be subject to fines and other legal or administrative sanctions, which could have a material adverse effect on our business and results of operations.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

Various regulations in China currently restrict or prevent foreign-invested entities from engaging in certain sectors. Because of these restrictions, certain of our operations in the PRC, namely the wireless telecommunication networking and system integration businesses, are conducted through our VIE, BTWTC, a PRC company that is owned by PRC citizens, but which is effectively controlled by our subsidiary, Beijing Telestone, through a series of contractual arrangements. For details of these contractual arrangements, see “Recent Developments” in the Prospectus Supplement Summary.

A circular issued by MIIT in July 2006, or the MIIT circular, reiterated the regulations on foreign investment in telecommunications businesses. Under this circular, a domestic company that holds a license to conduct any value-added telecommunications business in China, is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors to conduct value-added telecommunications businesses illegally in China. In addition, all value-added telecommunications service providers are required to maintain network and information security in accordance with the standards set forth under relevant PRC regulations. Due to a lack of interpretative materials from the regulators, it is uncertain whether MIIT would consider our corporate structures and contractual arrangements as a kind of foreign investment in telecommunication services. Therefore, it is unclear what impact this circular will have on us or the other Chinese telecommunications companies that have adopted the same or similar corporate structures and There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our VIE, BTWTC, and its shareholders.  In addition, new laws and regulations that affect our existing and proposed future businesses may also be applied retroactively. Therefore, we cannot assure you that these contractual arrangements would not be found in violation of any current or future PRC laws or regulation. If we are found to be in violation of any existing or future PRC laws or regulations, including the MIIT circular, the relevant regulatory authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income, revoking BTWTC’s business or operating licenses, requiring us to restructure the relevant ownership structure or operations, and requiring us to discontinue all or any portion of our operations, or taking other regulatory or enforcement actions against us that could be harmful to our business. Any of these actions could significantly disrupt  our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We rely on contractual arrangements with our VIE and its subsidiaries and its shareholders for certain of our China operations, which may not be as effective in providing operational control as direct ownership, or as effective in enabling us to derive economic benefits as through ownership of a controlling equity interest.

We rely on contractual arrangements with our VIE  and its shareholders to operate our businesses. For a description of these contractual arrangements, see “Corporate Information.” These contractual arrangements may not be as effective in providing us with control over our VIE as direct ownership. If we had direct ownership of these entities, we would be able to exercise our rights as a shareholder to effect changes in the boards of directors of our VIE, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, if our VIE or its shareholders fails to perform its or his respective obligations under these contractual arrangements, we may not be able to enforce the relevant agreements if the agreements are ruled in violation of the PRC laws as mentioned above. We may have to incur substantial costs and resources to enforce them, and seek legal remedies under PRC law, including specific performance or injunctive relief, and claiming damages, which may not be effective. Accordingly, it may be difficult for us to change our corporate structure or to bring claims against our VIE if it does not perform its obligations under its contracts with us.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our VIE, and our ability to conduct our business may be negatively affected.

The beneficial owners of Beijing Telestone Wireless Telecommunications Company Limited may have potential conflicts of interest with us.

Conflicts of interests between the beneficial owners of our VIE and our company may arise. We cannot assure you that when conflicts of interest arise, any or all of these individuals will act in the best interests of our company or that any conflict of interest will be resolved in our favor. In addition, these individuals may breach or cause our VIE to breach or refuse to renew the existing contractual arrangements, which will have a material adverse effect on our ability to effectively control our VIE and receive economic benefits from it. If we cannot resolve any conflicts of interest or disputes between us and the beneficial owners of our VIE, we would have to rely on legal proceedings, the outcome of which is uncertain and which could be disruptive to our business.

A significant part of our revenues are generated through our VIE, and we rely on payments made by our VIE to Beijing Telestone, our subsidiary, pursuant to contractual arrangements to transfer any such revenues. Any restriction on such payments and any increase in the amount of PRC taxes applicable to such payments may materially and adversely affect our business and our ability to pay dividends to our shareholders.

We conduct substantially all of our operations through BTWTC, our VIE, which generates a significant part of our revenues. As our VIE is not owned by our subsidiaries, it is not able to make dividend payments to our subsidiaries. Instead, Beijing Telestone, our subsidiary in China, entered into a number of contracts with our VIE pursuant to which our VIE pays  Beijing Telestone, Ltd. for certain services. However, depending on the nature of services provided, certain of these payments are subject to PRC taxes at different rates, including business taxes and VATs, which effectively reduce the amount that Beijing Telestone, Ltd. receives from our VIE. We cannot assure you that the PRC government will not impose restrictions on such payments or change the tax rates applicable to such payments. Any such restrictions on such payment or increases in the applicable tax rates may materially and adversely affect our ability to receive payments from our VIE or the amount of such payments, and may in turn materially and adversely affect our business, our net income and our ability to pay dividends to our shareholders.

We have not yet completed registration our pledge rights over the equity interests of BTWTC held by its shareholders. We cannot guarantee that no third party will be able to register its right before we complete the registration. Such third party registration may result in inadequate protection of our rights against any third party to whom the shareholders might re-pledge their equity interests.

Our contractual arrangements with BTWTC include equity pledge agreement pursuant to which the shareholders of BTWTC have pledged their equity interests in BTWTC to Beijing Telestone as security for the performance of BTWTC’s obligations under the Exclusive Business Cooperation Agreement. We intend to register the pledge rights with the relevant local administration for industry and commerce. According to the Property Rights Law, which became effective on October 1, 2007, after the effective date of our equity pledge agreements, pledge rights for a pledge of equity are created at the time of registration of the pledge with the relevant administration for industry and commerce. While the aforesaid equity pledge agreement were legally binding and valid under the then-applicable PRC laws and regulations when such agreements were entered into, currently it is unclear whether the Property Rights Law would have retroactive effect, due to the lack of relevant interpretation and implementation of such law. We may need to register our existing pledges with the relevant administration for industry and commerce, if so required by the future interpretation and implementation and plan to do so in the near future, before any bona fide third party could register its pledge rights in order to protect our pledge rights against any third party to whom the shareholders might re-pledge their equity interests. Although we are in the process of registering our equity pledge, we cannot assure you that we will be able to have our equity pledge registration processed by the relevant administration for industry and commerce before any third party would be able to complete the registration.

SAFE rules and regulations may limit our ability to transfer the net proceeds from this offering to our VIE in the PRC, which may adversely affect the business expansion of the VIE, and we may not be able to convert the net proceeds from this offering into RMB to invest in or acquire any other PRC companies, or establish other affiliates in the PRC.

On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. The notice requires that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, such as heavy fines. As a result, Circular 142 may significantly limit our ability to transfer the net proceeds from this offering to our VIE through our subsidiary in the PRC, which may adversely affect the business expansion of our VIE, and we may not be able to convert the net proceeds from this offering into Renminbi to invest in or acquire any other PRC companies, or establish other VIEs in the PRC.

Our primary source of funds for dividends and other distributions from our operating subsidiary in China is subject to various legal and contractual restrictions and uncertainties, and our ability to pay dividends or make other distributions to our shareholders is negatively affected by those restrictions and uncertainties.

Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. However, our PRC subsidiaries are required under PRC laws and regulations to allocate a portion of their annual after-tax profits, if any, to certain statutory reserves and funds prior to declaring and remitting dividends. For example, our PRC subsidiaries are required to allocate at least 10% of their after-tax profits to statutory reserves until such reserves reach 50% of their respective registered capital. Allocations to these statutory reserves and funds can be used only for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us.

The payment for our acquisition of Beijing Telestone Technologies Co., Ltd. may be challenged by PRC regulators.

We acquired all of the shares of Beijing Telestone Technologies Co., Ltd. (“Beijing Telestone”) in 2004 through SMI by paying the sellers shares of the Company.   According to the then effective PRC regulations, using shares as payment for the acquisition of a PRC domestic company should be approved by SAFE or its local branch.  We have not applied to and obtained SAFE's approval for the payment of our acquisition of Beijing Telestone.  Although the PRC law does not provide any explicit legal consequences for such a non-compliance act and such non-compliance act has not been challenged by SAFE or any other authorities so far, we cannot assure you that it will not be challenged by SAFE or any other authorities in the future.  If the legality of the payment of consideration for the acquisition was challenged by SAFE or any other authorities, it may impose fines and legal sanctions on us or restrict our foreign exchange activities.  In that case, our business, financial condition and results of operations may be adversely affected.

The fluctuation of the Renminbi may materially and adversely affect your investment.

The value of the Renminbi is subject to changes in PRC government policies and depends to a large extent on China’s domestic and international economic, financial and political developments, as well as the currency’s supply and demand in the local market. For over a decade from 1994, the conversion of Renminbi into foreign currencies, including the U.S. dollar, was based on exchange rates set and published daily by the People’s Bank of China, the PRC central bank. The official exchange rate for the conversion of Renminbi into U.S. dollars remained stable until Renminbi was revalued in July 2005 and allowed to fluctuate by reference to a basket of foreign currencies, including the U.S. dollar. Under the new policy, Renminbi was to be permitted to fluctuate within a band against a basket of foreign currencies. As a result, as of May 31, 2009, the Renminbi has appreciated approximately 17.5% against the U.S. dollar since July 2005. There remains significant international pressure on the PRC government to adopt a substantially more liberalized currency policy, which could result in a further and more significant appreciation in the value of Renminbi against the U.S. dollar. Further revaluations of Renminbi against the U.S. dollar may also occur in the future. Since our income and profits are denominated in Renminbi, any appreciation of Renminbi would increase the value of, and any dividends payable on, our shares in foreign currency terms. Conversely, any depreciation of Renminbi would decrease the value of, and any dividends payable on, our shares in foreign currency terms. In addition, we have U.S. dollar-denominated bank deposits in our offshore bank account, which is subject to PRC foreign exchange control regulations and could not be exchanged into Renminbi freely, any appreciation of Renminbi could adversely affect the value of our U.S. dollar-denominated bank deposits.

Any recurrence of severe acute respiratory syndrome, (“SARS”), or another widespread public health problem, could adversely affect our business and results of operations.

A renewed outbreak of influenza A (H1N1), avian flu, SARS or another widespread public health problem in the PRC, where all of our revenue is derived, and in Beijing where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

• Quarantines or closures of some of our offices which would severely disrupt our operations;

• The sickness or death of our key officers and employees; and

• A general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. All of our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States.

We conduct substantially all of our operations in China through our wholly owned subsidiaries in China. All of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our public stockholders may have more difficulty in protecting their interests through actions against our management, directors or major stockholders than would stockholders of a corporation doing business entirely within the United States.

RISKS RELATED TO OUR SHARES

The market price for our common stock is volatile.

The market price for our common stock is highly volatile and subject to wide fluctuations in response to factors including the following:

•	Actual or anticipated fluctuations in our quarterly operating results;

•	Announcements of new products and services by us or our competitors;

•	Changes in financial estimates by securities analysts;

•	Changes in the economic performance or market valuations of other companies providing similar products and services;

•	Announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Additions or departures of key personnel;

•	Potential litigation;

•	Conditions in the mobile phone market; or

•	Weak liquidity.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our ordinary shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in the PRC would be reduced.

Stockholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital or for other purposes. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in the company and may experience dilution in the value of their shares.

We have no present intention to pay dividends.

We have never paid dividends or made other cash distributions on our common stock, and do not expect to declare or pay any dividends in the foreseeable future. We intend to retain future earnings, if any, for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of stockholders.

A large portion of our common stock is held by a small number of stockholders. As of November 22, 2010, our directors and officers collectively owned approximately 30.59% of the company’s outstanding common stock. As a result, these stockholders are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market prices for their shares of common stock. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

 Our common stock is currently traded on the NASDAQ Global Select Market under the symbol “TSTC.” The quotation of our common stock on the NASDAQ Global Select Market does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

• investors may have difficulty buying and selling or obtaining market quotations;

• market visibility for our common stock may be limited; and

• a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

We do not anticipate paying dividends on our common stock.

 We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our directors intend to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. Under the 2008 amendments to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

• 1% of the total number of securities of the same class then outstanding; or

• the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.  Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

 USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $18.5 million, after deducting the underwriting discount, as described in “Underwriting,” and other estimated offering expenses payable by us, which include legal, accounting and printing fees. We intend to use the net proceeds from the sale of the securities under this prospectus supplement for the construction and set up of a manufacturing and research and development center, mergers and acquisitions and other working capital requirements.

The amount and timing of our actual expenditures on mergers and acquisitions will depend on the progress of our negotiations with the acquisition targets. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We would consider reallocating the funds in the event that we were unable to locate any appropriate target companies or are not able to negotiate such acquisitions or agreements on terms that are acceptable to us. Important factors we will consider before acquisition are the quality of the companies, historical and future potential for profitability, regulatory compliance and our ability to make the purchase at a price we deem acceptable. If we are unable to locate an appropriate target based on these factors, we would choose to reallocate that portion of our use of proceeds to other working capital requirements.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TSTC.” As of November 22, 2010, there were 10,558,264  shares of our common stock issued and outstanding. The following table sets forth for the periods indicated the high and low reported sales prices of our common stock on the NASDAQ Global Select Market.  On January 30, 2007, the NASDAQ Stock Market approved our transfer from its NASDAQ Capital Market listing to a NASDAQ Global Select Market listing.

Year Ended December 31,	High	Low
2010
4th Quarter (through November 19)	$14.87	$10.79
3rd Quarter	$14.29	$7.53
2nd Quarter	$15.24	$8.44
1st Quarter	$24.14	$13.38
2009
4th Quarter	$21.27	$6.86
3rd Quarter	$7.23	$3.80
2nd Quarter	$4.60	$1.43
1st Quarter	$2.38	$0.92
2008
4th Quarter	$2.68	$0.88
3rd Quarter	$4.15	$2.26
2nd Quarter	$4.91	$3.45
1st Quarter	$6.24	$4.54

CAPITALIZATION

The following table sets forth a summary of our capitalization on a historical basis as of September 30, 2010. The table also summarizes our capitalization on an as adjusted basis to reflect the sale by us of 1,675,000 shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated expenses payable by us.

You should read this table in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements, including the related notes, contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2010, all of which are incorporated by reference in this prospectus supplement.

	As of September 30, 2010
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$9,805	$28,349
Debt:
Short-term debt	$8,776	$8,776
Long-term debt (including current portion)	-
Total debt	$8,776	$8,776
Stockholders’ equity:
Preferred stock, US$0.001 par value, 10,000,000 shares authorized, no shares issued	–
Common stock and paid-in-capital, US$0.001 par value:
Authorized – 100,000,000 shares as of September 30, 2010 and December 31, 2009
Issued and outstanding – 10,558,264 actual and 12,233,264 shares as adjusted(1)	11	12
Additional paid in capital	21,690	40,233
Dedicated reserves	5,836	5,836
Accumulated other comprehensive income	5,682	5,682
Retained earnings	47,202	47,202
Total stockholders’ equity	$80,421	$98,965
Total capitalization	$80,421	$98,965

(1)
The number of our shares of common stock shown above to be outstanding after this offering is based on (i) 10,558,264 shares issued and outstanding as of September 30, 2010, (ii) 1,675,000 shares to be issued in the public offering (excluding 251,250 shares underlying the underwriter’s over-allotment option), and does not include 125,666 shares of common stock issuable upon exercise of the Company’s warrants.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC and JMP Securities LLC with respect to the shares subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase from us, the number of shares listed next to its name in the following table:

Underwriter	Number of Shares
Roth Capital Partners, LLC	1,340,000
JMP Securities LLC	335,000
Total	1,675,000

The underwriting agreement provides that the obligation of the underwriters to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the shares offered hereby if any of the shares are purchased.

If the underwriters sell more shares than the number set forth above, the underwriters have an option for 30 days to buy up to an additional 251,250 shares from us at the public offering price, less the underwriting commissions and discounts, to cover these sales.

The underwriters propose to offer to the public the shares purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over- allotment	With Over-allotment	Without Over- allotment	With Over-allotment
Underwriting discounts and commissions paid by us	$0.72	$0.72	$1,206,000	$1,386,900
Expenses payable by us	$0.21	$0.18	$350,000	$350,000

We and each of our directors, executive officers and certain shareholders are subject to lock-up agreements that, subject to certain exceptions, prohibit us and them from, (1) offering, pledging, announcing the intention to sell, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, making any short sale or otherwise transferring or disposing of, directly or indirectly, any shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our shares, whether now owned or hereafter acquired, or (2) entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our shares, whether any such transaction described in clause (1) or (2) foregoing is to be settled by delivery of shares or such other securities, in cash or otherwise, for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Roth Capital Partners, LLC, as representative of the underwriters.

The lock-up period in all of the lock-up agreements is subject to extension if (1) during the last 17 days of the lock-up period, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which cases the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The representative may agree at their discretion and at any time or from time to time, without notice, to release all or any portion of the shares subject to the lock-up agreements described above.

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.

Our shares of common stock are listed on the NASDAG Global Select Market under the symbol “TSTC.”

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of the shares. As a result the price of our shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

From time to time in the ordinary course of its business, some of the underwriters and their affiliates have in the past engaged in, or may in the future engage in, commercial banking or investment banking transactions with us and our affiliates.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering, and one or more of the underwriters participating in this offering may distribute prospectuses and prospectus supplements electronically.

NOTICES TO NON-UNITED STATES INVESTORS

Investors in the United Kingdom, Germany, Norway and The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State other than the offers contemplated in this prospectus in the United Kingdom, Germany, Norway and The Netherlands once this prospectus has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in the United Kingdom, Germany, Norway and The Netherlands, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any shares in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Investors in Hong Kong

The shares may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Investors in Japan

The shares have not been and will not be registered under the Securities and Exchange Law of Japan. The underwriters have not offered or sold, and may not offer or sell, directly or indirectly, any shares in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except:

•	pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan; and

•	in compliance with the other relevant laws and regulations of Japan.

Investors in Canada

The shares may not be offered or sold, directly or indirectly, in any province or territory of Canada or to or for the benefit of any resident of any province or territory of Canada except pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which the offer or sale is made and only by a dealer duly registered under applicable laws in circumstances where an exemption from applicable registered dealer registration requirements is not available.

LEGAL MATTERS

Certain legal matters as to United States Federal and New York State law and the validity of the securities registered and certain other legal matters as to Delaware law will be passed upon by our counsel, Cadwalader, Wickersham & Taft LLP, Beijing, PRC.  The underwriters are being represented by Pillsbury Winthrop Shaw Pittman LLP, Washington D.C., with respect to matters of United States Federal and New York State law.  Legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm, Beijing, PRC, and for the underwriters by Haiwen & Partners, Beijing, PRC.  Legal matters as to Hong Kong law will be passed upon for us by Chui & Lau, Hong Kong. Cadwalader, Wickersham & Taft LLP may rely on Zhong Lun Law Firm with respect to matters governed by PRC law and Chui & Lau with respect to matters governed by Hong Kong law. Pillsbury Winthrop Shaw Pittman LLP may rely upon Haiwen & Partners with respect to matters governed by PRC law.

EXPERTS

Our financial statements as of December 31, 2007, 2008 and 2009 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period of December 31, 2007, 2008, and 2009 have been incorporated by reference in the registration statement and are incorporated herein by reference in reliance upon the reports of Mazars CPA Limited, independent registered public accountants, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

You may read and copy any reports or other information that we file or furnish with the SEC at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington, DC 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available via the SEC’s website (www.sec.gov). Our common stock is listed on the NASDAQ Stock Market’s Global Select Market under the symbol “TSTC.” You may inspect our reports, proxy and information statements and other information we file with the SEC at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006. In addition, we maintain a website that contains information about us at www.telestone.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:

Telestone Technologies Corporation
Floor 10, China Ruida Plaza
No. 74 Lugu Road
Shi Jingshan District
Beijing, People’s Republic of China 100040
Attention: Investor Relations
(86)-10-6860-8335

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

•
our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed on March 31, 2010, as amended by the Form 10-K/A filed on May 10, 2010 and by the Form 10-K/A filed on May 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which was filed on May 17, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which was filed on August 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which was filed on November 15, 2010;

•	our Proxy Statement relating to 2010 annual meeting of stockholders, filed October 26, 2010;

•
our Current Reports on Form 8-K, filed on April 30, 2010, May 12, 2010, June 1, 2010, July 29, 2010, November 22, 2010 (as amended by Form 8-K/A, filed on November 23, 2010), November 23, 2010 and November 24, 2010;

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on May 11, 2005, as supplemented by the Registration Statement on Form 8-A filed on September 26, 2006.

We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the securities that may be offered under this prospectus supplement are sold. The information that we file with the SEC after the date of this prospectus supplement and prior to the completion of the offering of our common stock under this prospectus supplement will update and supersede the information contained in this prospectus supplement, the accompanying prospectus and the documents and other information incorporated herein and therein by reference. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement and the accompanying prospectus as if that information was included herein and therein.

You may obtain copies of these documents from us, free of charge, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

PROSPECTUS

$150,000,000
TELESTONE TECHNOLOGIES CORPORATION
Common Stock
Debt Securities
Warrants
Units
_______________________

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants or units having an aggregate initial offering price not exceeding $150,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names and the nature of our arrangements with them, including any applicable commissions or discounts.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the Nasdaq Global Market under the symbol “TSTC.” On February 25, 2010, the closing price per share of our common stock was $19.41. Each prospectus supplement will indicate if the securities offered thereby will be listed on the Nasdaq Global Market or any other securities exchange.

The mailing address of our principal executive offices is Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology Park, Beijing, China 100070, and our telephone number is (86)-10-8367-0505.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 5 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is March 17, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $150,000,000 (or its equivalent in foreign or composite currencies).  This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

The terms “Telestone,” “our,” “we” and “us,” as used in this prospectus, refer to Telestone Technologies Corporation and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before purchasing any of our securities. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occur, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy our securities.

In addition to other matters identified or described by us from time to time in filings with the SEC, there are several important factors that could cause our future results to differ materially from historical results or trends, results anticipated or planned by us, or results that are reflected from time to time in any forward-looking statement. Some of these important factors, but not necessarily all important factors, include the following:

Risks Related to Our Business and Operations

Current economic conditions may adversely impact demand for our products, reduce access to credit and cause our customers and others with which we do business to suffer financial hardship, all of which could adversely impact our business, results of operations, financial condition and cash flows.

Our business, financial condition and results of operations have and may continue to be affected by various economic factors. The worldwide economy is undergoing a period of slowdown and the future economic environment may continue to be less favorable than that of recent years. This slowdown has, and could further lead to, reduced consumer and business spending in the foreseeable future, including by our customers. Reduced access to credit has and may continue to adversely affect the ability of consumers to purchase our products and system solutions.  In addition, economic conditions, including decreased access to credit, may result in financial difficulties leading to restructurings, bankruptcies, liquidations and other unfavorable events for our customers, suppliers and other service providers. If such conditions continue or further deteriorate, our industry, business and results of operations may be severely impacted.

We rely on a small number of significant customers.

Our success depends substantially upon retaining our significant clients, such as China Unicom and China Mobile. We cannot guarantee that we will be able to retain long-term relationships or secure renewals of short-term relationships with our significant clients in the future. If we were to lose such customers, it is unclear if we would be able to replace them or how long it would take to do so. Accordingly, our revenues and profitability would be negatively impacted.

We have not entered into any long term contracts with our customers.

All of our agreements with our customers are for short term projects or sales of equipment. While we believe that our significant relationships with China Unicom and China Mobile will likely provide additional sales agreements in the future, none of our customers are contractually bound to purchase any products or services from us in the future.  If our customers do not continue to purchase products or services from us in the future, our business, financial condition and results of operations could be adversely affected.

We depend on a limited number of suppliers.

We rely on certain suppliers to provide us various pieces of telecommunications equipment. If we were to lose our relationship with those suppliers, we may experience difficulties finding a suitable replacement for our equipment needs, and our business and operations could be adversely affected.

We face intense competition.

The market for wireless coverage solutions services is intensely competitive in the People’s Republic of China. There are numerous other wireless coverage service providers with which we compete for business. There are low barriers to entry for new competitors in our market and our business may experience a negative impact as a result of increased competition. In addition, our existing or potential competitors may in the future achieve greater market acceptance and gain additional market share, which in turn could reduce our revenues and operations.

We depend on key personnel for the success of our business.

Our business may be severely disrupted if we lose the services of our key executives and employees or fail to add new senior and middle managers to our management. Our future success is heavily dependent upon the continued service of our key executives, particularly Han Daqing, our Chief Executive Officer and President, Luo Zhengbin, our Chief Technology Officer, Li Hong, our Chief Financial Officer and Yong Shiqin, our Chief Operating Officer. Our future success is also dependent upon our ability to attract and retain qualified senior and middle managers to our management team. If one or more of our current or future key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and our business may be severely disrupted. In addition, if any of these key executives or employees joins a competitor or forms a competing company, we could lose customers and suppliers and incur additional expenses to recruit and train personnel. Each of our executive officers has entered into an employment agreement with us.

We also rely on a number of key technology staff for the operation of our Company. Given the competitive nature of our industry, the risk of key technology staff leaving our Company is high and could disrupt our operations.

We rely on a third party production center.

We utilize a third party production center for the manufacture of the products we sell to our customers. Although we are parties to a memorandum of cooperation regarding such manufacturing arrangement, we cannot be assured that such cooperation will continue indefinitely. Should we be required to utilize a different source for our manufactured products our costs could be adversely affected.

Rapid growth and a rapidly changing operating environment may strain our limited resources.

We will need to increase our investment in our technology infrastructure, facilities and other areas of operations, in particular our product development, in order to facilitate our growth. If we are unable to manage our growth and expansion effectively, the quality of our products and services, and in turn, our customer support, could deteriorate and our business and results of operations may suffer. Our future success will depend on, among other things, our ability to:

•	continue to develop through our research and development facilities new technologies acceptable to the PRC market;

•	continue training, motivating and retaining our existing employees and attract and integrate new employees, including our senior management;

•	develop and improve our operational, financial, accounting and other internal systems and controls; and

•	maintain adequate controls and procedures to ensure that our periodic public disclosure under applicable laws, including U.S. securities laws, is complete and accurate.

We may not be able to adequately protect our intellectual property, and we may be exposed to infringement claims by third parties.

We rely primarily on a combination of copyright laws and contractual restrictions to establish and protect our intellectual property rights. Monitoring unauthorized use of our information services is difficult and costly, and we cannot be certain that the steps we take will effectively prevent misappropriation of our technology and content. Our management may determine in the future to register for copyrights, trademarks or trade secret protection if management determines that such protection would be beneficial and cost-effective.

From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources. In addition, parties may initiate litigation against us for alleged infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology, content or license the infringed or similar technology or content on a timely basis, our business could suffer. Moreover, even if we are able to license the infringed or similar technology or content, license fees that we pay to licensors could be substantial or uneconomical.

We have limited business insurance coverage.

The insurance industry in the PRC is still at an early stage of development. Insurance companies in the PRC offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Risks Related To Doing Business in China

A downturn in the Chinese economy may slow down our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability will decrease if expenditures for wireless services decrease due to a downturn in the Chinese economy. In addition, increased penetration of wireless services in the less economically developed central and western provinces of the PRC will depend on those provinces achieving certain income levels, so that mobile phones and related services become affordable to a significant portion of the population.

Government regulation of the telecommunications industry may become more complex.

Government regulation of the telecommunications industry is highly complex. New regulations could increase our costs of doing business and prevent us from efficiently delivering our services. These regulations may stop or slow down the expansion of our user base and limit the access to our services.

Our ability to generate revenues could suffer if the Chinese market for wireless coverage solutions services does not develop as anticipated.

The wireless services market in the PRC has evolved rapidly over the last four years, with the introduction of new services, development of consumer preferences, market entry by new competitors and adaptation of strategies by existing competitors. We expect each of these trends to continue, and we must continue to adapt our strategy to successfully compete in our market.

In particular, we currently offer a wide range of wireless coverage solutions services for mobile phones using 2G technologies including GSM/CDMA/PHS/WLAN and are developing wireless coverage solutions for 3G mobile phones. There can be no assurance, however, that any of these 2G or 3G technologies and any services compatible with them will be accepted by consumers or promoted by the mobile operators. Accordingly, it is extremely difficult to accurately predict consumer acceptance and demand for various existing and potential new offerings and services, and the future size, composition and growth of this market.

Our ability to compete on a nationwide scale may be impaired due to state-owned competitors.

Although we believe our strongest competitors are other privately held Chinese companies, we face direct competition with telecommunications companies which are either state-owned or state-run. In certain circumstances, these state-owned competitors may receive preferential treatment, particularly in the awarding of governmental contracts.

The uncertain legal environment in China could limit the legal protections available to you.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly and their interpretation and enforcement involves uncertainties.  In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect.  As a result, we may not be aware of our violation of these policies and rules until some time after the violation.  These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  In addition, all of our executive officers and our directors are residents of China, and substantially all the assets of these persons are located outside the U.S.  As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

Changes in the PRC’s political and economic policies could harm our business.

The economy of the PRC has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of the PRC, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”). These differences include:

•     Economic structure;

•     Level of government involvement in the economy;

•     Level of development;

•     Level of capital reinvestment;

•     Control of foreign exchange;

•     Methods of allocating resources; and

•     Balance of payments position.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Because almost all of our future revenues may be in the form of RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside the PRC or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily, the restriction that foreign invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Cessation of the preferential rate of income tax may have an adverse impact on our net income.

Under current Chinese tax legislation on enterprise income tax, except for a major PRC subsidiary which has been designated as a high / new technology enterprise in 2009 and taxed by the preferential income tax rate of 15%, all income of other PRC subsidiaries are taxed by the unified income tax rate of 25%.

A new Chinese law may impact our ability to make acquisitions of Chinese businesses.

On August 8, 2006, six PRC regulatory agencies namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed after the effective date, for overseas listing purposes, through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

The Company intends to make acquisitions of Chinese businesses in the future. There are uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule and there uncertainties could make it difficult or impossible to make acquisitions of Chinese businesses in the future.

The fluctuation of the Renminbi may materially and adversely affect your investment.

        The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from this offering of our common stock into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

        Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. Any significant devaluation of Renminbi may reduce our operation costs in U.S. dollars but may also reduce our earnings in U.S. dollars. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

        Since 1994 the PRC has pegged the value of the Renminbi to the U.S. dollar. We do not believe that this policy has had a material effect on our business. There can be no assurance that Renminbi will not be subject to devaluation. We may not be able to hedge effectively against Renminbi devaluation, so there can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

        In addition, there can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

Any recurrence of severe acute respiratory syndrome, (“SARS”), or another widespread public health problem, could adversely affect our business and results of operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, where all of our revenue is derived, and in Beijing where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

•	Quarantines or closures of some of our offices which would severely disrupt our operations;

•	The sickness or death of our key officers and employees; and

•	A general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. All of our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States.

We conduct substantially all of our operations in China through our wholly owned subsidiaries in China. All of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our public stockholders may have more difficulty in protecting their interests through actions against our management, directors or major stockholders than would stockholders of a corporation doing business entirely within the United States.

Risks Related To Our Shares

The market price for our common stock is volatile.

The market price for our common stock is highly volatile and subject to wide fluctuations in response to factors including the following:

•	Actual or anticipated fluctuations in our quarterly operating results;

•	Announcements of new products and services by us or our competitors;

•	Changes in financial estimates by securities analysts;

•	Changes in the economic performance or market valuations of other companies providing similar products and services;

•	Announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Additions or departures of key personnel;

•	Potential litigation;

•	Conditions in the mobile phone market; or

•	Weak liquidity.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our ordinary shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in the PRC would be reduced.

Stockholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital or for other purposes. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in the company and may experience dilution in the value of their shares.

We have no present intention to pay dividends.

We have never paid dividends or made other cash distributions on our common stock, and do not expect to declare or pay any dividends in the foreseeable future. We intend to retain future earnings, if any, for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of stockholders.

A large portion of our common stock is held by a small number of stockholders. As of February 25, 2010, our directors and officers collectively owned approximately 35.75% of the company’s outstanding common stock. As a result, these stockholders are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market prices for their shares of common stock.  In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

Risks Related to This Offering

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

        Although our common stock trades on the NASD’s automated quotation system (the “NASDAQ Stock Market”), a regular trading market for the securities may not be sustained in the future. Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company and the technologies industries generally; and

•	general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

        Our common stock is currently traded on the NASDAQ under the symbol “TSTC.” The quotation of our common stock on the NASDAQ does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

We do not anticipate paying dividends on our common stock.

        We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our directors intend to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business.

Broker-dealer requirements may affect trading and liquidity.

        Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

        Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

        From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

        Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Many statements made in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus and each prospectus supplement relating to a particular offering of securities are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, that reflect our current expectations and views of future events. We generally identify forward-looking statements by terminology such as “anticipate”, “believe”, “expect”, “can”, “continue”, “could”, “estimate”, “intend”, “may”, “plan”, “potential”, “predict”, “should” or “will” or the negative of these terms or other comparable terminology but the absence of these words does not necessarily mean that a statement is not forward-looking. These statements are only predictions. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Uncertainties and other factors, including the risks outlined in the section entitled “Risk Factors” in this prospectus, may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

•	the availability and cost of products from our suppliers incorporated into our customized module design solutions;

•	changes in end-user demand for the products manufactured and sold by our customers;

•	general and cyclical economic and business conditions, domestic or foreign, and, in particular, those in China’s mobile handset, telecom equipment and digital media industries;

•	the rate of introduction of new products by our customers;

•	changes in our pricing policies or the pricing policies of our competitors or suppliers;

•	the success of our new engineering services business;

•	our ability to compete effectively with our current and future competitors;

•	our ability to manage our growth effectively, including possible growth through strategic alliances and acquisitions;

•	our ability to enter into and renew key corporate and strategic relationships with our customers and suppliers;

•	our implementation of stock-based compensation plans;

•
changes in the favorable tax incentives enjoyed by our PRC operating companies as well as how recent changes in PRC enterprise income tax laws generally will be interpreted and enforced by the PRC tax authorities;

•	foreign currency exchange rates fluctuations;

•	adverse changes in the securities markets; and

•	legislative or regulatory changes in China.

Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations are as of the date this prospectus, and we do not intend to update any of the forward-looking statements to conform these statements to actual results, unless required by law. You should, however, review the factors and risks we describe in this prospectus and in the reports we file from time to time with the SEC after the date of this prospectus. For additional details, please see “Where you can find more information.”

OUR COMPANY

Corporate History

Unless otherwise indicated, or unless the context otherwise requires, all references in this Prospectus to the terms "Company," "Telestone," "we," "our," or "us" shall mean Telestone Technologies Corporation, a Delaware corporation.

We were organized under the laws of the State of Colorado in February 1987 under the name Shield Enterprises, Inc.

On January 3, 2002, we entered into an exchange agreement with EliteAgents Mortgage Services, Inc. (formerly Elite Agents, Inc.) ("Elite"), a licensed mortgage banker. As a result of the exchange, Elite became our wholly-owned subsidiary, and we had 80,000,000 shares of common stock outstanding, of which 72,000,000 shares were owned by the former stockholders of Elite and 8,000,000 shares were owned by our existing stockholders. Elite continued its mortgage banking activities and other financial services subsequent to the exchange. In addition, effective May 8, 2002, we formed a wholly-owned subsidiary, Elite Agents Leasing Services, Inc. ("Leasing"), for the purpose of establishing equipment financing and leasing operations.

On September 26, 2003, we and Elite (the "Debtors") each filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey (the “Court”) (Case Nos. 03-41805 and 03-41806). The two voluntary petitions of the Debtors were consolidated for administrative purposes only on October 20, 2003. On December 30, 2003, the Bankruptcy Court authorized the Debtors to sell substantially all of their assets.

On March 24, 2004, the Court authorized the Debtors to sell both designation rights for a plan of reorganization and 25 million common shares, which were nondilutable under any capitalization, to Focus Tech Investments, Inc. or its designee ("Focus") for a purchase price of $65,000.00. In addition, 14 creditors agreed to advance an aggregate of $50,000.00, as a non-recourse claim, under the terms of convertible promissory notes ("Notes") pursuant to Section 1145 of the Bankruptcy Code, to the Debtors, to fund fees and expenses of the Debtors' and related committee's professionals for a plan of reorganization. The Notes were convertible into a total of 4,000,000 common shares and 1,000,000 warrants issued pursuant to Section 1145 of the Bankruptcy Code. The transaction was exempt from the registration requirements of Section 5 of the Securities Act of 1933 as well as state and local law statutes requiring registration for an offer or sale of a security.

On August 10, 2004, the Court approved the Plan and entered the order entitled "Order Approving Disclosure Statement and Confirming First Amended Plan of Liquidation and Authorizing and Directing Certain Actions In Connection Therewith" (the "Order"). Pursuant to the Plan, all prior operational assets were liquidated and the proceeds were paid, per the approved claim schedule, to creditors and for the administration of the estate. Pursuant to the Plan, all of the property of the Debtor's estate vested in the Plan Trustee, free and clear of all claims, liens, encumbrances, charges or other interests, and all executory contracts and unexpired leases were rejected. The Court also placed an injunction against all entities that may have held, currently hold, or may hold a debt, claim or other liability or interest against the Debtors, dischargeable upon confirmation of the Plan, and permanently enjoined any action on account of such debt, claim, liability, interest or right. The Court further terminated all claims arising or related to stock, stock options, stock plans for employees, officers and directors, warrants and convertible provisions within the debt instruments by creditors. The Court ordered that our common stock be diluted by a reverse stock split of our issued and outstanding common shares. Under the Order, each share of our common stock issued and outstanding was reclassified on a one (1) for 822 basis at a $0.001 par value.

The Court then ordered that we:

•	reincorporate and redomicile from the State of Colorado to the State of Delaware;

•	that the name of the Company be changed to Telestone Technologies Corporation;

•
that the company's board of directors be authorized under the Plan to issue common stock pursuant to an exchange agreement at the time of closing or in escrow, in which effective control or majority ownership of the Company is given to the acquired or acquiring business entity without the need of stockholder approval; and

•
that the Board of Directors be authorized to amend the Company's By-Laws and amend the Company's fiscal year to a date established and set forth in an exchange agreement without the need of stockholder approval.

Pursuant to the Order, we reincorporated in the State of Delaware under the name Telestone Technologies Corporation on August 13, 2004 by filing a Certificate of Incorporation with the State of Delaware. We are now authorized to issue a total of 110,000,000 shares with 100,000,000 being shares of common stock with a par value of $0.001, and 10,000,000 being shares of preferred stock with a par value of $0.001.

Pursuant to the Order, we approved the reverse stock split of issued and outstanding common shares. Under the Order, our issued and outstanding common stock was reclassified on a one (1) for 822 basis at a par value of $0.001. A Certificate of Amendment was filed with the Delaware Secretary of State on August 17, 2004.

On August 23, 2004, we completed a share exchange transaction with the stockholders of Success Million International Limited, a company incorporated under the laws of Hong Kong ("SMI"). The share exchange was consummated under Delaware law and pursuant to the terms of that certain Securities Exchange Agreement, dated effective as of August 23, 2004 (the "Exchange Agreement").

Pursuant to the Exchange Agreement, we issued 4.1 million shares of our common stock to the stockholders of SMI, representing approximately 97.6% of our issued and outstanding common stock, immediately upon the consummation of the exchange transaction, in exchange for 100% of the outstanding capital stock of SMI. Immediately after giving effect to the exchange, we had 4,199,917 shares of common stock outstanding. Pursuant to the exchange, SMI became our wholly-owned subsidiary. For accounting purposes, the exchange is treated as a reverse acquisition, as the stockholders of SMI own a majority of the issued and outstanding shares of our common stock. Due to the issuance of the 4.1 million shares of our common stock, a change in control occurred on August 23, 2004, the date of the consummation of the exchange. We now carry on the business of SMI's wholly-owned subsidiary, Beijing Telestone Technologies Co., Ltd. ("Beijing Telestone").

On June 17, 2005, Beijing Telestone, with an operational period of 20 years, established Beijing Telestone Wireless Telecommunication Company Limited ("BTWTC") in Beijing, the People's Republic of China (the "PRC") . Beijing Telestone controls BTWTC through contractual arrangements. The registered capital of BTWTC amounts to RMB10 million (approximately US$1.2 million). BTWTC was established to engage in the business of wireless telecommunication networking and system integration.

On July 5, 2007, BTWTC, Shandong Guolian Telecommunication Technology Limited (“Guolian”) and owners of Guolian entered into a Share Transfer Agreement (the “Agreement”). Under the Agreement, 100% equity ownership interests in Guolian and its wholly owned subsidiary, Pan-pacific Telecommunication Company Limited (“Pan-pacific”), was transferred by all of the owners of Guolian to BTWTC. Guolian and Pan-pacific were established in Jinan, Shandong Province, the PRC on February 9, 1999 and October 22, 1999, respectively. The principal business activities of Guolian and Pan-pacific are design, development, production and installation and trading of wireless telecommunication coverage system equipment.

On October 8, 2007, BTWTC formed a subsidiary named Beijing Telestone Communication Technology Corp. Ltd (the "Subsidiary") which focuses on developing and managing Telestone's overseas businesses. The Subsidiary will be responsible for all of Telestone's international businesses and focuses on the Company's international expansion efforts. The move is intended to simplify current command and reporting lines. The Subsidiary will also seek to identify new opportunities to ensure consistent growth in Telestone's overseas businesses.

Our executive offices are those of Beijing Telestone Technologies Co., Ltd. and are located at Floor 6, Saiou Plaza, No. 5 Haiyang Road, Fengtai Technology Park, Beijing China 100070. Our telephone number is 86-10-83670505.

Business

We are a leading wireless communications coverage solutions provider serving the Chinese market.  Since 1997, we have operated in the Chinese market and in 2006, we expanded marketing efforts to Vietnam, Indonesia, Malaysia, Thailand and India. Since 2007, Beijing Telestone Communication Technology Corp. Ltd was established as one of our subsidiaries focusing on developing and managing our overseas businesses. Currently, marketing has expanded to 28 countries in the world, including the U.S., Vietnam, Mexico, Brazil, Russia, India, The Philippines, Thailand, Ireland, Ecuador, Mongolia, South Africa, Turkey, Indonesia, Colombia, Costa Rica, Argentina, Ukraine, Kazakhstan, Singapore, South Korea, Hong Kong (SAR), Saudi Arabia, New Zealand, Bangladesh, the UAE, Canada and Iceland. Continuous expansion outside of China is one of our core strategies. We believe that the quality of our products and services will allow Telestone to be increasingly competitive internationally.

Our wireless coverage solutions include research and development and application of wireless communications technology. In addition to our homegrown wireless communications equipment which includes repeaters, antennas and radio frequency peripherals, we also offer project design, project management, installation, maintenance and other after-sales services required by our customers. Our wireless coverage solutions are created to further enhance the coverage of mobile telecommunications networks; this is done to improve the quality of reception for mobile phone users. The solutions we provide to the telecommunications industry cover indoor and outdoor environments, including hotels, residential estates, office buildings, airports, exhibition centers, underground stations, highways and tunnels. In 2006, having successfully completed commercial trials and deployment of our 3D solution, a third generation indoor coverage solution researched and developed by us, we expanded our services to telecommunication technologies markets, including the 3D solution, which utilizes fiber technology in the radio frequency signal distribution to transmit high speed data signals, and the PHS system optimization solution, which transitioned to network optimization phase from network maintenance phase, to address four major issues of wireless networks: network coverage, network planning, network capacity and network disturbance. Our TD-SCDMA repeaters application solutions have flexible network grouping, low construction cost, and convenient and fast equipment installation and removal. Our TD-SCDMA repeaters application solutions can be applied in signal coverage of blind spots such as blocked signal areas, tunnels and temporary meeting rooms. Because the TD-SCDMA system works in 2GHz frequency bands, it has weak penetrability compared with the 800MHz and the 900MHz frequency band of the 2G network. This weak penetrability will cause many blind signal spots and TD-SCDMA repeaters can be used to cover these blind signal spots. We anticipate that the TD-SCDMA repeaters application solutions will be marketable in the PRC as the development of the TD-SCDMA network will be completed in the PRC.

In 2008, we launched a new generation of wireless distribution system, WFDSTM. Combining the technologies of wireless telecom and fiber telecom, WFDSTM is an all-optical network. This system supports all mobile telecom networks and various other networks, including WLAN, FTTH, telephone networks, and video surveillance system. In addition, we believe that WFDSTM can be quickly installed and simply maintained, which realizes for customers the coverage with comparatively low cost.

Since the establishment of Telestone in 1997, we have developed business relationships with both China Mobile Communications Corporation ("China Mobile") and China Unicom Limited ("China Unicom"), along with two PRC-based telecom carriers, China Netcom and China Telecom. China Unicom was our main customer in 2006, and this business association accounted for approximately 35.65% of total sales in 2006. In 2007, our main customers were China Mobile and China Unicom, and the revenues from them were 41.92% and 38.69%, respectively. In 2008, our main customers were also China Mobile and China Unicom, and the revenues from them were 47.70% and 41.95%, respectively. Over three years, our business has grown steadily, and we believe there is a strong potential for further growth.

Revenues Generated in 2006, 2007, and 2008

	2006		2007		2008
	$'000	% of revenue	$'000	% of revenue	$'000	% of revenue
China Mobile	6,505	29.97%	14,076	41.92%	16,852	47.70%
Chian Unicom	7,739	35.65%	12,993	38.69%	14,819	41.95%
China Netcom	1,457	6.71%	1,407	4.19%	413	1.17%
China Telecom	5,765	26.56%	4,101	12.21%	2,123	6.01%
Others	242	1.11%	1,001	2.98%	1,122	3.17%
Total	21,708		33,578		35,329

We are committed to the research and development of wireless communication related technology. Over 90% of our technology is developed in-house at our research and development center. We employ an experienced and highly trained professional staff of scientists and engineers that concentrate on the invention and further advances in wireless communication technology. Since its introduction, our WFDSTM solution as an innovative product has received recognition in the telecommunications industry and has won commendations from several telecommunications carriers.

We have offices in 26 provinces across the PRC, offering sales, project survey, design, project management and installation and maintenance services. We believe that this sales and service strategy enriches our capability to increase our existing customer base in the PRC and enable us to provide timely response to customers’ inquires as well as technical and maintenance service upon our customers' request. Our sales efforts are not focused in or dependent upon any particular regions or provinces of the PRC.

Our Competitive Strengths

We believe that the following competitive strengths enable us to compete effectively and to capitalize on the growth opportunities of our markets:

Strong research and development capability

•
Our R&D capability is ranked as one of the leaders in technology in the telecommunications industry in the PRC. We have a dependable engineering project management system and an experienced engineering team. Our research and development center is equipped with the latest equipment and testing facilities which give our research and development personnel the tools they require to make significant advances into wireless coverage technologies. In addition, we provide our employees with continuing education administered through internal programs.  Our proprietary WFDSTM product is one of the leading indoor wireless coverage products in China. Compared with other traditional wireless distribution systems, the WFDSTM system has many advantages. Firstly, WFDSTM adopts fiber to transport signals. Based on the low signal loss characteristic of fiber, through which signals can transmit long distances, the main unit (MU) can be placed closer to the signal source and the remote unit (RU) can be placed closer to subscribers.  Therefore, a micro power signal source can be used, which reduces interference and noise, purifies the electromagnetic environment, and expands the coverage area. Secondly, due to the input port of the MU connecting to the signal combiner, WFDSTM systems can support multiple signals access and network integration. WFDSTM provides all communication services access in 500kHz~3GHz broadband bandwidth for subscribers. Thirdly, due to the fact that each node of the system has the same bandwidth and flow characteristics, WFDSTM provides the same communication services for every subscriber. WFDSTM systems are also convenient and flexible for implementing expansion and upgrading of the systems with minimum cost. Our R&D capabilities are recognized and affirmed by the PRC government and has won accolades such as the Project Certificate of National-level Torch Program and the Project Certificate of Nation-level Spark Program. In addition, a number of our products and systems, several of which have been patented or are patent pending, have been awarded various science and technology honors by PRC provincial and municipal governments. We are focused on increasing our research and development efforts to develop superior and proprietary technologies.

Broad and diverse market base

•	Our business covers a wide region. We have 26 branches in most of the provinces in China and our business covers approximately 28 countries worldwide.

Experienced marketing staff

•	We employ a group of experienced wireless communication experts and experienced and technologically savvy marketing staff in China.

Strong customer relations

•	We have maintained long-term relationships with China Unicom, China Mobile, China Telecom and China Netcom as customers for approximately 13 years.

Governmental support

•
As a high-tech enterprise with an established track record, our company enjoys the stimulus plans offered by both China’s industry governmental authorities and by local authorities, including the Ministry of Science and Technology, the Ministry of Industry and Information Technology, the Beijing municipal government and the Administrative Committee of Z-Park.

Our Strategies

In order to maintain our position as one of the leading companies in the PRC’s wireless coverage solutions sector, and expand and diversify our revenue streams, we have adopted the following strategies:

Continue to focus on research and development

We plan to continue to invest in research and development for our key technologies and our products to enhance our leading position in wireless coverage technology and take full advantage of the PRC’s investment in the 3G networks. We have dedicated research and development to wireless coverage solutions for the continued development of our business.

Seek selective acquisitions and strategic investments

In the domestic market, we intend to maintain strong relationships with Chinese mobile carriers and potentially make selective acquisitions in major provincial markets where we do not have leading market share. Our potential targets are companies that enjoy a leading market position and have strong business networks in their provincial markets, that have strong production capabilities and companies that own applicable value-added products whose customer premises network platform adapts to WFDS. We believe that we will further our penetration of provincial markets and raise our overall market share through selective acquisitions and the promotion of new solutions.

Strengthen international market presence

We plan to also focus on increasing our presence in markets outside of the PRC. We will continue to strengthen our presence overseas by leveraging our expertise and leading wireless coverage products and solutions. In the United States, we plan to seek cooperation with peers that have strong research and development ability, and develop technology and products that fit the market of the PRC. However, we also find partners within the integration business and sell our products, as our products have a significant cost advantage. In developing countries, we only seek cooperation with local integration partners to deliver our wireless coverage solution technologies, whom we then work with to set up our local products distribution channels

Description of Products & Engineering Services

We design and sell electronic equipment used to provide wireless communications coverage for our customers. Many of these types of equipment are highly specialized active microwave components designed to meet the needs of our customers, including WFDSTM products, RFPA products, passive components and base station antenna for 2G, 3G, Broadband access and CATV networks.

In addition to designing and selling our products, we also provide systems integration services for our customers. The primary systems integration services provided to our customers are project design and engineering, specifically, the development and design of indoor (living quarters, hospital systems, and hotels) and outdoor (expressways, railways and blind areas) wireless signal complementary coverage solutions and its applied products. This includes the design of the required equipment, implementation, project quality evaluation as well as after-sale maintenance and optimization for system integration products, constructive products for engineering design projects and wireless network optimization products.

Research & Development

We maintain a research and development center where the majority of our products are designed by our staff of engineers and scientists. Our research and development center is equipped with the latest equipment and testing facilities which give our research and development personnel the tools they require to make significant advances into wireless coverage technologies. The center comprises several professional research departments including our Wire-less Device Department, Active Parts Department, Antenna & Passive Products Department, Computer Application Department and Mechanical Structure Department. We seek to remain at the forefront of current and future technologies, paying close attention on a constant basis to evolving development trends in domestic and international technologies. Our R&D capabilities are recognized and affirmed by the PRC government and has won accolades such as the Project Certificate of National-level Torch Program and the Project Certificate of Nation-level Spark Program. In addition, a number of our products and systems, several of which have been patented or are patent pending, have been awarded various science and technology honors by PRC provincial and municipal governments. Currently the research center has one department that is focusing on technology standards and system solutions and another department that is focusing on the research and development of fiber and RF equipment. These two departments work on designing new products to meet the expected increased demand for 3G wireless products in the PRC.

Competition

Our main domestic competitors are Guangdong Comba, Wuhan Hongxin and China GrenTech.

•	Guangdong Comba is one of the first Chinese domestic telecom manufacturers. The company is listed on the Hong Kong Stock Exchange under the stock symbol: 2342.HK

•	China GrenTech, formerly Powercom Holdings Limited, was founded in 1999 and is based in Shenzhen. China GrenTech is listed on the Nasdaq Global Market under the symbol GRRF.

•
Wuhan Hongxin, originally a state-owned enterprise under the management of Wuhan Post & Telecom Academy, has a strong technical background and sales network. Wuhan Hongxin is a large company with a diverse group of products outside of the wireless coverage sector.

Our potential international competitors include Powerwave Technologies and Andrew Corporation. We believe that our overseas competitors are not key threats to Telestone because they have no competitive advantage with respect to product costs and are not accustomed to the marketplace of the PRC.

•
Powerwave Technologies, Inc. is a global provider of end-to-end wireless infrastructure solutions for use in wireless communications networks. They offer OEMs (Original Equipment Manufacture), operators and network providers in the wireless communications industry a portfolio of Antenna Systems, Base Station Systems and Coverage Systems.

•
Andrew Corporation is a global designer, manufacturer, and supplier of communications equipment, services and systems. Andrew products and expertise are found in communications systems throughout the world, including wireless and distributed communications, land mobile radio, cellular and personal communications, broadcast, radar and navigation.

Government Regulation

The following is a summary of the principal governmental laws and regulations that are or may be applicable to our operations in the PRC. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws.

The telecommunications industry, including certain wireless coverage solution provider services, is highly regulated in the PRC. Regulations issued or implemented by the State-owned Assets Suprevision and Administration Commission of the State Council, Ministry of Information Industry of PRC and other relevant government authorities cover many aspects of telecommunications network operations, including entry into the telecommunications industry, the scope of permissible business activities, interconnection and transmission line arrangements, tariff policy and foreign investment.

The principal regulations governing the telecommunications services business in the PRC include:

•
Telecommunications Regulations (2000), (the “Telecom Regulations”). The Telecom Regulations categorize all telecommunications businesses in the PRC as either infrastructure telecommunications businesses or value-added telecommunications businesses. Under the Telecom Regulations, certain services are classified as being of a value-added nature and require the commercial operator of such services to obtain an operating license, including telecommunication information services, online data processing and translation processing, call centers and Internet access. The Telecom Regulations also set forth extensive guidelines with respect to different aspects of telecommunications operations in the PRC.

•
Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (2002), (the “FI Telecom Regulations”). The FI Telecom Regulations set forth detailed requirements with respect to capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecom enterprise.

•
Foreign Exchange Controls. The principal regulations governing foreign exchange in the PRC are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations (1996), (“the Foreign Exchange Regulations”). Under the Foreign Exchange Regulations, Renminbi (“RMB”) is freely convertible into foreign currency for current account items, including the distribution of dividends. Conversion of RMB for capital account items, such as direct investment, loans and security investment, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items. In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.

Intellectual Property and Proprietary Rights

We rely primarily on a combination of copyright laws and contractual restrictions to establish and protect our intellectual property rights. We require our employees to enter into agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes, whether or not patentable or copyrightable, made by them during their employment are our property. They also sign agreements to substantiate our sole and exclusive right to those works and to transfer any ownership that they may claim in those works to us.

While we actively take steps to protect our proprietary rights, including obtaining patent protection where applicable, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. This is particularly the case in the PRC where the laws may not protect our proprietary rights as fully as in the United States. Infringement or misappropriation of our intellectual property could materially harm our business.

We have registered our corporate logo as a trademark with the Trademark Office of the PRC. The corporate logo depicts our name in English as well as Mandarin Chinese. China's trademark law utilizes a "first-to-file" system for obtaining trademark rights. As a result, the first applicant to file an application for registration of a mark will preempt all other applicants. Prior use of unregistered marks, except "well known" marks, is generally not a basis for legal action in the PRC. We may not be able to successfully defend or claim any legal rights in any trademarks for which we apply in the future.

Many parties are actively developing and seeking patent protection for wireless services-related technologies. We expect these parties to continue to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and that cover significant parts of our technology, business methods or services. Disputes over rights to these technologies are likely to arise in the future. We cannot be certain that our products do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others.

We have obtained 10 patent certificates. Currently, 23 of our filed patent applications are under review,  of which 19 have received the notification of acceptance of the application from the State Intellectual Property Office of the People's Republic of China. Our company will continue to put great effort towards protecting our intellectual property rights.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, we expect to use the net proceeds from the sale of securities offered pursuant to this prospectus for general corporate purposes, including possible acquisitions of complementary assets or businesses. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $150,000,000 in the aggregate of

•	shares of our common stock;

•	debt securities, in one or more series;

•	warrants to purchase our debt or equity securities; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF SHARE CAPITAL

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share. As of February 25, 2010, there were 10,404,550 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share, prorate on the basis of shares held, in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Indemnification of Directors and Officers

Our Certificate of Incorporation provides that we may indemnify our directors and officers to the full extent permitted by Delaware law.  We have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In addition, we have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The forms of our senior and subordinated indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Telestone Technologies Corporation. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities on which principal will be payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•
the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

•
all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

•
all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•
any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any capital stock;

•
any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Telestone Technologies Corporation, whether voluntary or involuntary or in bankruptcy,

•	insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;

•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Telestone Technologies Corporation; or

•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•
waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

•
except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•
we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.

Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	varying prices determined at the time of sale related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

LEGAL MATTERS

Certain legal matters as to United States federal and New York law and the validity of the securities registered and certain other legal matters as to Delaware law will be passed upon for us by Cadwalader, Wickersham & Taft LLP.
EXPERTS

Our financial statements as of December 31, 2006, 2007 and 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period of December 31, 2006, 2007, and 2008 have been incorporated by reference in the registration statement in reliance upon the reports of Mazars CPA Limited, independent registered public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

You may read and copy any reports or other information that we file or furnish with the SEC at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington, DC 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available via the SEC’s website (www.sec.gov).

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:

Telestone Technologies Corporation
Floor 6, Saiou Plaza,
No. 5 Haiying Road
Fengtai Technology Park
Beijing, China 100070
(86)-10-8367-0505

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 31, 2009.

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which was filed on May 15, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which was filed on August 13, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which was filed on November 12, 2009;

•
our Current Reports on Form 8-K, as amended, filed on April 1, 2009, April 30, 2009, May 19, 2009, July 13, 2009, August 7, 2009, August 17, 2009, October 15, 2009, November 16, 2009, November 24, 2009, December 31, 2009, January 21, 2010 and February 11, 2010;

•	our definitive proxy statement relating to our 2009 Annual Meeting of Stockholders, which was filed on October 16, 2009; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on May 11, 2005.

We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the securities that may be offered under this prospectus are sold. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of the securities under this prospectus will update and supercede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

You may obtain copies of these documents from us, free of charge, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

TELESTONE TECHNOLOGIES CORPORATION

$150,000,000

Common Stock
Debt Securities
Warrants
Units

PROSPECTUS

March 17, 2010

1,675,000 Shares

Telestone Technologies Inc.

PROSPECTUS SUPPLEMENT

November 24, 2010

Roth Capital Partners
JMP Securities

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.